                                                                   EXHIBIT 10.34


                         LOAN AND SECURITY AGREEMENT

                               BY AND BETWEEN

                           NATIONAL BANK OF CANADA

                                     AND

                       SIMIONE CENTRAL HOLDINGS, INC.

                                 DATED AS OF

                                JUNE 6, 1997


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                              TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----

SECTION 1.  GENERAL DEFINITIONS...................................................................................1
         1.1.  Defined Terms......................................................................................1
         1.2.  Accounting Terms...................................................................................9
         1.3.  Other Terms........................................................................................9
         1.4.  Certain Matters of Construction....................................................................9

SECTION 2.  REVOLVING CREDIT FACILITY............................................................................10
         2.1.  Revolving Credit Loans............................................................................10
         2.2.  Manner of Borrowing Revolving Credit Loans........................................................10
         2.3.  Loan Account......................................................................................11
         2.4.  Letters of Credit.................................................................................11

SECTION 3.  INTEREST, FEES, TERM AND REPAYMENT...................................................................11
         3.1.  Interest and Fees.................................................................................11
         3.2.  Termination of Revolving Credit Facility..........................................................13
         3.3.  Payments and Prepayments..........................................................................13
         3.4.  Application of Payments and Collections...........................................................14
         3.5.  Statements of Account.............................................................................14
         3.6.  Capital Adequacy..................................................................................14
         3.7.  All Loans and Obligations to Constitute One Obligation............................................15

SECTION 4.  COLLATERAL:  GENERAL TERMS...........................................................................15
         4.1.  Security Interest in Collateral...................................................................15
         4.2.  Additional Collateral.............................................................................15
         4.3.  Representations, Warranties and Covenants as to Collateral........................................16
         4.4.  Financing Statements, Etc.........................................................................16
         4.5.  Location of Collateral............................................................................16
         4.6.  Insurance of Collateral...........................................................................17
         4.7.  Protection of Collateral..........................................................................17

SECTION 5.  PROVISIONS RELATING TO ACCOUNTS......................................................................18
         5.1.  Representations, Warranties and Covenants.........................................................18
         5.2.  Records and Schedules of Accounts.................................................................18
         5.3.  Administration of Accounts........................................................................19
         5.4.  Collection of Accounts............................................................................20
         5.5.  Notice Regarding Disputed Accounts................................................................20


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

SECTION 6.  PROVISIONS RELATING TO INVENTORY.....................................................................20
         6.1.  Representations, Warranties and Covenants.........................................................20
         6.2.  Inventory Reports.................................................................................21

SECTION 7.  PROVISIONS RELATING TO EQUIPMENT.....................................................................21
         7.1.  Representations, Warranties and Covenants.........................................................21
         7.2.  Evidence of Ownership of Equipment................................................................21
         7.3.  Records and Schedules of Equipment................................................................21
         7.4.  Dispositions of Equipment.........................................................................21

SECTION 8.  REPRESENTATIONS AND WARRANTIES.......................................................................22
         8.1.  General Representations and Warranties............................................................22
         8.2.  Reaffirmation.....................................................................................26
         8.3.  Survival of Representations and Warranties........................................................26
         8.4.  Revisions or Updates of Schedules.................................................................26

SECTION 9.  COVENANTS AND CONTINUING AGREEMENTS..................................................................27
         9.1.  Affirmative Covenants.............................................................................27
         9.2.  Negative Covenants................................................................................30
         9.3.  Specific Financial Covenants......................................................................33

SECTION 10.  CONDITIONS PRECEDENT................................................................................33
         10.1.  Documentation....................................................................................33
         10.2.  Other Conditions.................................................................................34

SECTION 11.  EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT...................................................35
         11.1.  Events of Default................................................................................35
         11.2.  Acceleration of the Obligations..................................................................37
         11.3.  Remedies.........................................................................................37
         11.4.  Remedies Cumulative; No Waiver...................................................................39

SECTION 12.  MISCELLANEOUS.......................................................................................39
         12.1.  Power of Attorney................................................................................39
         12.2.  Indemnity........................................................................................40
         12.3.  Modification of Agreement; Sale of Interest......................................................40
         12.4.  Reimbursement of Expenses........................................................................40
         12.5.  Indulgences Not Waivers..........................................................................41
         12.6.  Severability.....................................................................................41
         12.7.  Successors and Assigns...........................................................................41
         12.8.  Cumulative Effect; Conflict of Terms.............................................................42
         12.9.  Execution in Counterparts........................................................................42



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
         12.10. Notice...........................................................................................42
         12.11. Lender's Consent.................................................................................42
         12.12. Demand Obligations...............................................................................42
         12.13. Time of Essence..................................................................................43
         12.14. Entire Agreement.................................................................................43
         12.15. Public Announcement..............................................................................43
         12.16. GOVERNING LAW; CONSENT TO FORUM..................................................................43
         12.17. WAIVERS BY BORROWER..............................................................................43

SIGNATURES.......................................................................................................50

EXHIBITS
--------

Exhibit A             - Revolving Credit Note Form
Exhibit B             - Stock Pledge Agreement Form
Exhibit C             - Subsidiary Guaranty and Contribution Agreement Forms
Exhibit D             - Subsidiary Security Agreement Form
Exhibit E             - Subsidiary Stock Pledge Agreement Form
Exhibit F             - Collateral Assignment Agreement Form
Exhibit G-1           - Borrower Officer's Certificate Form
Exhibit G-2           - Subsidiary Officer's Certificate Form
Exhibit H             - Borrowing Base and Collateral Report Forms
Exhibit I             - Compliance Certificate Form
Exhibit J             - Form of Opinion Letter
Exhibit K             - Lessor Waiver and Consent Form
Exhibit L             - Blocked Account Agreement Form
Exhibit M             - Prior Lender Pay-Off Confirmation Letter
Exhibit N             - Form of Trademark Security Agreement


SCHEDULES
---------

Schedule 4.5          - Locations of Collateral
Schedule 8.1(A)       - List of Subsidiaries and Jurisdictions where Borrower and Subsidiaries are Qualified to do Business
Schedule 8.1(B)       - Corporate and Trade Names
Schedule 8.1(H)       - Trademarks, Patents and Licenses
Schedule 8.1(I)       - Stock Options, Shareholder Agreements, Etc.
Schedule 8.1(L)       - Litigation
Schedule 8.1(P)       - Pension Plans
Schedule 8.1(R)       - Labor Disputes
Schedule 8.1(S)       - Compliance with Laws
Schedule 8.1(T)       - Environmental Licenses, Permits and Authorizations
Schedule 8.1(U)       - Surety Obligations
Schedule 9.2(G)       - Permitted Indebtedness
Schedule 9.2(H)       - Permitted Liens



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

                         LOAN AND SECURITY AGREEMENT


        THIS AGREEMENT is made as of this 6th day of June, 1997, by and between NATIONAL BANK OF CANADA ("Lender"), a Canadian chartered bank with offices at Suite 800, 200 Galleria Parkway, Atlanta, Georgia 30339, and SIMIONE CENTRAL HOLDINGS, INC. ("Borrower"), a Delaware corporation with its chief executive office and principal place of business at 6600 Powers Ferry Road, Suite, 300, Atlanta, Georgia 30339.

SECTION 1.  GENERAL DEFINITIONS

        1.1. DEFINED TERMS. When used herein, the following terms shall have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

        ACCOUNT DEBTOR - any Person who is or may become obligated under or on account of an Account.

        ACCOUNTS - for any Credit Party, all accounts, contract rights, chattel paper, instruments and documents, whether now owned or hereafter created or acquired by such Credit Party or in which such Credit Party now has or hereafter acquires any interest.

        AFFILIATE - any Person: (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, Borrower; (ii) which beneficially owns or holds 10% or more of any class of the Voting Stock of Borrower; or (iii) 10% or more of the Voting Stock (or in the case of a Person which is not a corporation, 10% or more of the equity interest) of which is beneficially owned or held, directly or indirectly, by Borrower. For purposes hereof, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise.

        AGREEMENT - this Loan and Security Agreement, as the same may be modified or amended from time to time.

        BORROWER - as defined in the preamble to this Agreement, and its successors and assigns.

        BORROWING BASE - as at any date of determination thereof, an amount equal to the aggregate of:

                    (i) eighty-five percent (85%) of the net amount of Eligible
               Accounts outstanding at such date;

                                     LESS

                    (ii) the aggregate amount then available to be drawn under any and all Letters of Credit which may be then outstanding.

        For purposes hereof, the amount of Eligible Accounts at any time shall be the face amount of such Eligible Accounts less any and all returns, discounts (which may, at Lender's option, be calculated on shortest terms), credits, allowances or excise taxes of any nature at any time issued, owing, claimed by Account Debtors, granted, outstanding or payable in connection with such Eligible Accounts at such time.

        BUSINESS DAY - any day excluding Saturday, Sunday and any other day on which commercial banks are required or authorized to close in Atlanta, Georgia.

        CAPITALIZED LEASE OBLIGATION - any Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.

        CLOSING DATE - the date on which all of the conditions precedent in
   Section 10 are satisfied and the initial Loans are made hereunder.

        CODE - the Uniform Commercial Code as adopted and in force in the State of Georgia, as from time to time in effect.

        COLLATERAL - all of the Property and interests in Property described in
   Section 4.1 hereof, and all other Property and interests in Property that now or hereafter secure the payment and performance of any of the Obligations, and all proceeds thereof.

        COLLECTION ACCOUNT - that certain account with Wachovia Bank of Georgia, N.A., account no. 12774447.

        CONTRIBUTION AGREEMENT - the Contribution Agreement to be executed by the Subsidiaries pursuant to Section 4.2 and 9.1(N) hereof in the form of Exhibit C-2 attached hereto, and any modifications or replacements thereof.

        CREDIT PARTIES - the Borrower and the Subsidiaries.

        DEFAULT - an event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, become an Event of Default.

        DEFAULT RATE - as defined in Section 3.1(B) of this Agreement.

        DISTRIBUTION - in respect of any corporation means and includes: (i) the payment of any dividends or other distributions on capital stock of the corporation (except distributions in such




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

   stock) and (ii) the redemption or acquisition of Securities of such corporation unless made contemporaneously from the net proceeds of the sale of Securities.

        DRAWING - with respect to any Letter of Credit, a drawing made by the beneficiary of such Letter of Credit.

        ELIGIBLE ACCOUNT - an Account arising in the ordinary course of a Credit Party's business from the sale of goods or rendition of services which Lender, in its judgment (exercised in good faith and not in an arbitrary or capricious manner), deems to be an Eligible Account. Lender shall have the right to determine that an Account is not an Eligible Account if: (i) it arises out of a sale made by a Credit Party to any other Credit Party or an Affiliate of any Credit Party or to a Person controlled by a Subsidiary or an Affiliate of any Credit Party; or (ii) it is unpaid for more than ninety (90) days after the date of the original invoice therefor; or (iii) any covenant, representation or warranty contained in Section 5.1 of this Agreement with respect to such Account has been breached in any material respect and such breach is continuing; or (iv) the Account Debtor is also a Credit Party's creditor or supplier, or has disputed liability with respect to such Account, or has made any claim with respect to any other Account due from such Account Debtor to a Credit Party, or the Account otherwise is or may become subject to any right of set-off by the Account Debtor, in each of the foregoing cases to the extent of any offset, dispute or claim; or (v) the Account Debtor has commenced a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or made an assignment for the benefit of creditors, or a decree or order for relief has been entered by a court having jurisdiction in the premises in respect of the Account Debtor in an involuntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other petition or other application for relief under the federal bankruptcy laws has been filed against the Account Debtor, or if the Account Debtor has failed, suspended business, ceased to be Solvent, or consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets or affairs; or (vi) it arises from a sale or rendition of services to an Account Debtor outside the United States or Canada, unless the Account is secured by an irrevocable letter of credit issued or confirmed by a bank reasonably acceptable to Lender; or (vii) it arises from a sale to the Account Debtor on a bill-and-hold, consignment or any other repurchase or return basis; or (viii) Lender believes, in its judgment (exercised in good faith and not in an arbitrary or capricious manner), that collection of such Account is insecure or that payment thereof is doubtful by reason of the Account Debtor's financial condition; or (ix) the Account Debtor is the United States of America or any department, agency or instrumentality thereof, unless the applicable Credit Party assigns its right to payment of such Account to Lender, in form and substance satisfactory to Lender, so as to comply with the Assignment of Claims Act of 1940, as amended (as codified at 31 U.S.C. Section 3727); or (x) the Account Debtor is located in the State of New Jersey, Minnesota or Indiana, unless the applicable Credit Party has filed a Notice of Business Activities Report (or other required report) with the appropriate state authority for the then current year; or (xi) the Account is subject to a Lien other than a Permitted Lien; or (xii) the goods giving rise to such Account have not been delivered to and accepted by the Account Debtor or the services giving rise to such Account have not been performed by the applicable Credit Party or the Account otherwise does not represent a final sale; or (xiii) the Account is evidenced by chattel paper or an instrument of any kind, or has been reduced to judgment; or (xiv) any Credit Party has made any agreement with the Account Debtor for any deduction therefrom, except for discounts or allowances which are made in the ordinary



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

   course of business for prompt payment or which discounts or allowances are reflected in the calculation of the face value of each invoice related to such Account.

        ENVIRONMENTAL LAWS - all federal, state and local laws, rules, regulations, ordinances, programs, permits, guidances, orders and consent decrees relating to health, safety and environmental matters, including, but not limited to, the Resource Conservation and Recovery Act, as amended; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; the Toxic Substances Control Act, as amended; the Clean Water Act, as amended; the Clean Air Act, as amended; the Superfund Amendments and Reauthorization Act of 1986, as amended; state and federal superlien and environmental cleanup programs and laws; and U.S. Department of Transportation regulations.

        EQUIPMENT - all machinery, apparatus, equipment, fittings, furniture, fixtures, motor vehicles and other tangible personal Property (other than Inventory) of every kind and description used in Borrower's operations and owned by Borrower or in which Borrower has an interest (to the extent of such interest), whether now owned or hereafter acquired by Borrower and wherever located, and all parts, accessories and special tools and all increases and accessions thereto and substitutions and replacements therefor.

        ERISA - the Employee Retirement Income Security Act of 1974, as amended from time to time, and all rules and regulations from time to time promulgated thereunder.

        EVENT OF DEFAULT - as defined in Section 11.1 of this Agreement.

        GAAP - generally accepted accounting principles in the United States of America in effect from time to time.

        GENERAL INTANGIBLES - all general intangibles of Borrower, whether now owned or hereafter created or acquired by Borrower, including, without limitation, all choses in action, causes of action, corporate or other business records, deposit accounts, inventions, designs, patents, patent applications, trademarks, service marks, trade names, trade secrets, goodwill, copyrights, registrations, licenses, franchises, customer lists, tax refund claims, computer programs, all claims under guaranties, security interests or other security held by or granted to Borrower to secure payment of any of the Accounts by an Account Debtor, all rights to indemnification and all other intangible property of every kind and nature (other than Accounts).

        INDEBTEDNESS - as applied to a Person means, without duplication (i) all items which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date as of which Indebtedness is to be determined, including, without limitation, Capitalized Lease Obligations, (ii) all obligations of other Persons which such Person has guaranteed or which are secured by any Property of such Person, and (iii) in the case of the Credit Parties, without duplication, the Obligations.




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        INVENTORY - all of Borrower's inventory, including, but not limited to, all goods intended for sale or lease by Borrower, or for display or demonstration; all work in process; all raw materials and other materials and supplies of every nature and description used or which might be used in connection with the manufacture, printing, packing, shipping, advertising, selling, leasing or furnishing of such goods or otherwise used or consumed in Borrower's business; and all documents evidencing, and General
   Intangibles relating to, any of the foregoing, whether now owned or hereafter acquired by Borrower.

        LESSORS CONSENTS - the Lessor Waivers and Consents to be executed pursuant to Section 4.5 hereof by each Person who leases any premises to Borrower or any of its Subsidiaries, each in substantially the form of Exhibit K attached hereto, and any modifications or replacements of any of the foregoing which have been expressly consented to by Lender in writing.

        LETTERS OF CREDIT - any and all letters of credit which may be now or hereafter issued by Lender, at its option, for the account of Borrower from time to time and any extensions, renewals, modifications or substitutions thereof or therefor in effect at any particular time.

        LIEN - any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and including, but not limited to, the security interest, security title or lien arising from a security agreement, mortgage, deed of trust, deed to secure debt, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purpose of this Agreement, a Credit Party shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sales agreement or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

        LOAN ACCOUNT - the loan account established on the books of Lender pursuant to Section 2.3 hereof and in which Lender will record all Revolving Credit Loans, payments made on such Revolving Credit Loans and other appropriate debits and credits as provided by this Agreement.

        LOAN DOCUMENTS - this Agreement, the Letters of Credit, the Other Agreements and the Security Documents.

        LOANS - all loans and advances made by Lender pursuant to this Agreement, including, without limitation, all Revolving Credit Loans.

        MULTIEMPLOYER PLAN - has the meaning set forth in Section 4001(a)(3) of ERISA.

        NET INCOME (LOSS) - for any fiscal period of any Person, the net income (or loss) of such Person on a consolidated basis for such period (taken as a single accounting period) determined in conformity with GAAP, but excluding therefrom (to the extent otherwise included therein and without duplication) (i) any gains or losses, together with any related provisions for taxes, realized by such Person upon any sale of its assets other than in the ordinary course of business, (ii) any




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

   other non-recurring gains or losses, and (iii) any income or loss of any other Person acquired prior to the date such other Person becomes a Subsidiary of the Person whose Net Income (Loss) is being measured or is merged into or consolidated with the Person whose Net Income (Loss) is being measured or all or substantially all of such other Person's assets are acquired by the Person whose Net Income (Loss) is being measured.

        NET WORTH - with respect to any Person, such Person's total shareholder's equity (including capital stock, additional paid-in capital and retained earnings, after deducting treasury stock) which would appear as such on a balance sheet of such Person prepared in accordance with GAAP.

        OBLIGATIONS - all loans and all other advances, debts, liabilities, obligations, covenants and duties owing, arising, due or payable from Borrower to Lender of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, whether arising under this Agreement or any of the other Loan Documents, whether direct or indirect (including those acquired by assignment), absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising and however acquired. The term includes, without limitation, all interest, charges, expenses, fees, attorney's fees and any other sums chargeable to Borrower under any of the Loan Documents.

        OVERADVANCE - as defined in Section 2.1 hereof.

        OSHA - the Occupational Safety and Health Act, as amended from time to time, and all rules and regulations from time to time promulgated thereunder.

        OTHER AGREEMENTS - any and all agreements, instruments and documents (other than this Agreement and the Security Documents), heretofore, now or hereafter executed by Borrower or delivered to Lender in respect to the transactions contemplated by this Agreement, including, without limitation, the Revolving Credit Note, the Subsidiary Guaranty Agreements and the Contribution Agreement.

        PARTICIPATING LENDER - shall mean each Person who shall be granted the right by Lender to participate in any of the Loans described in this Agreement and who shall have entered into a participation agreement in form and substance satisfactory to Lender.

        PERMITTED LIENS - any Lien of a kind specified in subparagraphs (i) through (ix) of Section 9.2(H) of this Agreement.

        PERSON - an individual, partnership, corporation, limited liability company, joint stock company, trust or unincorporated organization, or a government or agency or political subdivision thereof.

        PLAN - an employee benefit plan now or hereafter maintained for employees of Borrower or any of its Subsidiaries that is covered by Title IV of ERISA.

        PRIME RATE - the rate of interest per annum publicly announced from time to time by the Lender as its "prime rate", "base rate", "corporate base rate" or other similar reference rate for the




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

   determination of interest rates for loans of varying maturities in U.S. dollars to U.S. residents of varying degrees of creditworthiness (and if more than one such rate is announced and used by the Lender at any one time, such term shall refer to the highest such rate). The Prime Rate is not necessarily the lowest rate of interest charged by the Lender to its borrowers. The Prime Rate shall fluctuate daily with each increase or decrease in such rate which is announced from time to time by the Lender. For purposes of this Agreement, the Prime Rate in effect at the close of Lender's business on each Business Day shall be the effective Prime Rate hereunder for such day and for each immediately succeeding non-Business Day.

        PROHIBITED TRANSACTION - any transaction set forth in Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time.

        PROPERTY - any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

        PURCHASE MONEY INDEBTEDNESS - means and includes (i) Indebtedness for the payment of all or any part of the purchase price of any fixed assets,
   (ii) any Indebtedness incurred at the time of or within ten (10) days prior to or after the acquisition of any fixed assets for the purpose of financing all or any part of the purchase price thereof, and (iii) any renewals, extensions or refinancings thereof, but not any increases in the principal amounts thereof outstanding at the time.

        PURCHASE MONEY LIEN - a Lien upon fixed assets which secure Purchase Money Indebtedness, but only if such Lien shall at all times be confined solely to the fixed assets the purchase price of which was financed through the incurrence of the Purchase Money Indebtedness secured by such Lien.

        REPORTABLE EVENT - any of the events set forth in Section 4043(b) of ERISA.

        RESTRICTED INVESTMENT - any investment in cash or by delivery of Property to any Person, whether by acquisition of stock, Indebtedness or other obligation or Security, or by loan, advance or capital contribution, or otherwise, or in any Property except the following: (i) Property to be used in the ordinary course of business; (ii) current assets arising from the sale of goods and services in the ordinary course of business of Borrower; (iii) investments in direct obligations of the United States of America, or any agency thereof or obligations guaranteed by the United States of America, provided that such obligations mature within one year from the date of acquisition thereof; (iv) investments in certificates of deposit or other time deposits maturing within one year from the date of acquisition issued by a bank or trust company organized under the laws of the United States or any state thereof having capital surplus and undivided profits aggregating at least $100,000,000; (v) investments in commercial paper given the highest rating by a national credit rating agency and maturing not more than two hundred seventy (270) days from the date of creation thereof; and (vi) investments in Subsidiaries (but only to the extent any such Subsidiary is listed on Schedule 8.1(A) attached hereto or is formed or acquired with Lender's consent under Section 9.2(J) hereof).

        REVOLVING CREDIT COMMITMENT - as defined in Section 2.1 hereof.





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


        REVOLVING CREDIT FACILITY - as defined in Section 2 hereof.

        REVOLVING CREDIT LOAN - a Loan made by Lender as provided in Section
   2.1 of this Agreement.

        REVOLVING CREDIT NOTE - the Revolving Credit Note to be executed by Borrower on or before the Closing Date in favor of Lender to evidence the Revolving Credit Loans, which shall be in the form of Exhibit A attached hereto, as the same may be modified or amended from time to time after execution and delivery thereof.

        SC HOLDING - SC Holding, Inc., a Georgia corporation which is a Subsidiary of Borrower, and its successors and assigns.

        SECURITY - shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

        SECURITY DOCUMENTS - collectively, the Subsidiary Security Agreements, the Stock Pledge Agreement, the Subsidiary Stock Pledge Agreement, the Trademark Security Agreements and all other instruments and agreements now or at any time hereafter securing the whole or any part of the Obligations.

        SOLVENT - as to any Person, such Person (i) owns Property whose fair saleable value is greater than the amount required to pay all of such Person's Indebtedness (including contingent debts), (ii) is able to pay all of its Indebtedness as such Indebtedness matures and (iii) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage.

        STATED AMOUNT - with respect to any Letter of Credit and as of any particular date, the maximum aggregate amount then available for Drawing under such Letter of Credit.

        STOCK PLEDGE AGREEMENT - the Stock Pledge Agreement which is to be executed by Borrower in favor of Lender pursuant to Section 4.2 in the form of Exhibit B attached hereto and any modifications or replacements thereof, and such term shall include any additional Stock Pledge Agreements executed by Borrower pursuant to Section 9.1(N) hereof.

        SUBSIDIARY - as applied to Borrower, (a) the corporations designated as such on Schedule 8.1(A) attached hereto, (b) any other corporation of which 50% or more of the outstanding stock (other than directors' qualifying shares) having ordinary voting power to elect a majority of its board of directors (or other governing body), regardless of the existence at the time of a right of the holders of any class or classes (however designated) of securities of such corporation to exercise such voting power by reason of the happening of any contingency, or any partnership of which more than 50% of the outstanding partnership interests is, at the time, owned by Borrower or by one or more subsidiaries of Borrower, or by Borrower and one or more subsidiaries of Borrower, and (c) any other corporation, partnership or other entity which is controlled or capable of being controlled by Borrower, or by one or more subsidiaries of Borrower, or by Borrower and one or more subsidiaries of Borrower.

        SUBSIDIARY GUARANTY AGREEMENTS - the Subsidiary Guaranty Agreements to be executed by each of the Subsidiaries in favor of Lender pursuant to Sections 4.2 and 9.1(N) hereof, each to be in the form of Exhibit C-1 attached hereto, and any modifications or replacements of any of the foregoing.

        SUBSIDIARY SECURITY AGREEMENTS - the Subsidiary Security Agreements to be executed by each of the Subsidiaries in favor of Lender pursuant to Sections 4.2 and 9.1(N) hereof, each in the form of Exhibit D attached hereto, and any modifications or replacements of any of the foregoing.

        SUBSIDIARY STOCK PLEDGE AGREEMENT - the Stock Pledge Agreement which is to be executed by S C Holding in favor of Lender pursuant to Section 4.2 in the form of Exhibit E attached hereto and any modifications or replacements thereof, and such term shall include any additional Stock Pledge Agreements executed by any Subsidiary pursuant to Section 9.1(N) hereof.

        TERMINATION DATE - June 30, 2002, or any later date to which the Termination Date is extended by Lender in its discretion in writing.

        TRADEMARK SECURITY AGREEMENTS - the Trademark Security Agreements which are to be executed by certain of the Credit Parties pursuant to Section 4.2 and 9.1(N) hereof, each to be in the form of Exhibit N attached hereto, and any modifications or replacements of any of the foregoing.

        VOTING STOCK - Securities of any class or classes of a corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

        1.2. ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP consistent with that applied in preparation of the financial statements referred to in Section 9.1(J), and all financial data pursuant to the Agreement shall be prepared in accordance with such principles.

        1.3. OTHER TERMS. All other terms contained in this Agreement shall have, when the context so indicates, the meanings provided for by the Code to the extent the same are used or defined therein.

        1.4. CERTAIN MATTERS OF CONSTRUCTION. The terms "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. The section titles, table of contents and list of exhibits appear as a matter of convenience only and shall not affect the interpretation of this Agreement.

SECTION 2.  REVOLVING CREDIT FACILITY

     Subject to the terms and conditions of, and in reliance upon the representations and warranties made in, this Agreement and the other Loan Documents, Lender agrees to make a revolving credit facility (the "Revolving Credit Facility") available to Borrower upon Borrower's request therefor, as follows:

     2.1.  REVOLVING CREDIT LOANS.

     (A) Subject to the terms and conditions of this Agreement, Lender shall make Revolving Credit Loans to Borrower from time to time, as requested by Borrower in accordance with the terms of Section 2.2 hereof, prior to the Termination Date, up to a maximum principal amount at any time outstanding equal to the lesser of (i) FIVE MILLION DOLLARS ($5,000,000) (the "Revolving Credit Commitment") or (b) the Borrowing Base then in effect. The Revolving Credit Loans shall be evidenced by the Revolving Credit Note. It is expressly understood and agreed that Lender may use the aforesaid limits as a maximum ceiling on Revolving Credit Loans outstanding to Borrower at any time.
Borrower shall submit to Lender on a monthly (or at such other intervals as may be specified by Lender) basis a written Borrowing Base Report in substantially the form of Exhibit H-1 attached hereto. If the unpaid balance of the Revolving Credit Loans should exceed the aforesaid limits, Borrower shall immediately notify Lender of such event and such excess Revolving Credit Loans shall nevertheless constitute Obligations that are secured by the Collateral and entitled to all benefits thereof. In no event shall Lender be obligated to make a Revolving Credit Loan at any time that there exists a Default or an Event of Default or at any time on or after the Termination Date.

     (B) Insofar as Borrower may request and Lender may be willing in its discretion to make Revolving Credit Loans to Borrower at a time when the unpaid balance of Revolving Credit Loans exceeds, or would exceed with the making of such Revolving Credit Loan, the limits set forth in Section 2.1(A) above (any such Loan or Loans being herein referred to individually as an "Overadvance" and collectively as "Overadvances"), Lender shall enter such Overadvances as debits in the Loan Account. All Overadvances shall be repaid on demand and shall be evidenced by the Revolving Credit Note.

     (C) The Revolving Credit Loans shall be used to finance Borrower's general working capital and other corporate needs to the extent not inconsistent with the other provisions of this Agreement.

     (D) At the request of Borrower, the Termination Date of the Revolving Credit Facility provided by Lender to Borrower under this section may be extended in writing from time to time by Lender in its discretion.

     2.2. MANNER OF BORROWING REVOLVING CREDIT LOANS. Borrowings under the Revolving Credit Facility shall be as follows:

     (A) A request for a Revolving Credit Loan shall be made, or shall be deemed to be made, in the following manner: (i) Borrower shall give Lender notice of its intention to borrow, in which notice Borrower shall specify the amount of the proposed borrowing and the proposed borrowing date for such borrowing; and (ii) the becoming due of any other Obligations shall be deemed irrevocably to be a request for a Revolving Credit Loan on the due date in the amount then so due; and

     (B) Borrower hereby irrevocably authorizes Lender to disburse the proceeds of each Revolving Credit Loan requested, or deemed to be requested, pursuant to this Section 2.2 as follows: (i) the proceeds of each Revolving Credit Loan requested under Section 2.2(A)(i) shall be disbursed by Lender in lawful money of the United States of America in immediately available funds, in the case of the initial borrowing, in accordance with the terms of the pay proceeds letter delivered by Borrower to Lender on or about the Closing Date, and in the case of each subsequent borrowing, by deposit to one of Borrower's accounts with Lender or by wire transfer to such bank account as may be agreed upon by Borrower and Lender from time to time; and (ii) the proceeds of each Revolving Credit Loan requested under Section 2.2(A)(ii) shall be disbursed by Lender by way of direct payment of the relevant Obligation.

     2.3. LOAN ACCOUNT. Lender shall enter all Revolving Credit Loans as debits to the Loan Account and shall also record in the Loan Account all payments made by Borrower on Revolving Credit Loans and all proceeds of Collateral which are finally paid to Lender, and may record therein, in accordance with customary accounting practice, all charges and expenses properly chargeable to Borrower hereunder.

     2.4. LETTERS OF CREDIT. If requested to do so by Borrower, Lender may, at its option, issue one or more of its Letters of Credit for the account of Borrower; provided, however, that (i) Borrower shall execute and deliver to Lender a commercial or standby letter of credit agreement (on Lender's standard form therefor) for each such Letter of Credit which shall specify the terms and conditions of and the required fee for such Letter of Credit, (ii) the sum of the aggregate outstanding principal amount of all Revolving Credit Loans at any one time plus the aggregate amount available to be drawn under all Letters of Credit then outstanding shall not exceed the Borrowing Base available at such time, and (iii) any and all amounts paid by Lender with respect to any draw under any Letter of Credit shall be deemed to be a Revolving Credit Loan hereunder and shall bear interest and shall be repayable in accordance with the terms and conditions hereof and of the Revolving Credit Note.

SECTION 3.  INTEREST, FEES, TERM AND REPAYMENT

     3.1.  INTEREST AND FEES.

     (A) Interest shall accrue on the principal amount of the Revolving Credit Loans outstanding at the end of each day at variable a rate per annum equal to the Prime Rate plus one-quarter of one percentage point (0.25%). Interest shall be payable by Borrower to Lender as provided in Section 4.3(C) below.

     (B) Upon and after the occurrence of any Default or Event of Default, and during the continuation thereof, the principal amount of all of the Obligations (and, to the extent permitted by applicable law, all accrued interest thereon) may, if elected by Lender in its sole discretion, bear interest, calculated daily, at a fluctuating rate per annum (the "Default Rate") equal to two percent (2.0%) above the otherwise applicable interest rate under Section 3.1(A) above. In addition, Lender may charge a late charge to Borrower equal to five percent (5.0%) of any payment of principal or interest on any of the Loans which is not paid within ten (10) days of its scheduled due date.

     (C) All interest due hereunder and under the Notes shall be computed on the basis of a 360-day year and the actual days elapsed.

     (D) In consideration of Lender's making the Revolving Credit Facility hereunder available to Borrower, Borrower agrees to pay to Lender a non-refundable commitment fee from the Closing Date to the Termination Date (or to any earlier date on which the Revolving Credit Facility is terminated pursuant to Section 3.2 hereof), computed on the daily average unused portion of the full Revolving Credit Commitment during the period for which payment is made, at a rate per annum (calculated on the actual number of days elapsed over a year of 360 days) equal to one-eighth of one percentage point (0.125%). Said commitment fee, which Borrower acknowledges and agrees is a charge for the availability of the Revolving Credit Facility and not for the use of money, shall be payable by Borrower to Lender monthly in arrears commencing on July 1, 1997, and continuing to be due on the first day of each succeeding calendar month thereafter as well as on the Termination Date (or any earlier date on which the Revolving Credit Facility is terminated pursuant to Section 3.2 hereof).

     (E) In consideration of Lender's issuance of each Letter of Credit hereunder, Borrower agrees to pay to Lender a non-refundable letter of credit fee on the Stated Amount of such Letter of Credit, at a rate per annum (calculated on the actual number of days elapsed over a year of 360 days) of one and one-quarter percentage points (1.25%). Said letter of credit fee shall be payable in full in advance and shall be deemed fully earned when paid regardless of whether or not any Drawing is actually made or paid thereunder and regardless of whether or not such Letter of Credit remains outstanding throughout its entire stated term. Borrower shall also pay all of Lender's other standard fees and charges for administration of each Letter of Credit, including Lender's standard fees and charges for honoring Drawings, registering transfers, granting extensions or making modifications.

     (F) A non-refundable origination fee of $10,000 will be paid to Lender for the Revolving Credit Facility, which shall be paid by Borrower to Lender as follows: (i) $2,000 paid prior to the Closing Date, (ii) $3,000 paid on the Closing Date and (iii) $5,000 on the first anniversary of the Closing Date. Such fee shall be deemed fully earned and nonrefundable upon the execution and delivery of this Agreement by Lender, subject to paragraph (G) below. Such origination fee shall compensate Lender for the costs associated with the origination, structuring, processing, approving and closing of the Loans, including, but not limited to, administrative, out-of-pocket, general overhead and lost opportunity costs, but not including any costs which Borrower has agreed to reimburse Lender pursuant to the other provisions of this Agreement or any of the other Loan Documents, such as, by way of example, legal fees and expenses.

     (G) In no contingency or event whatsoever shall the aggregate of all amounts deemed interest hereunder or under the other Loan Documents and charged or collected pursuant to the terms of this Agreement or pursuant to the other Loan Documents exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that Lender has charged or received interest hereunder in excess of the highest applicable rate, Lender shall promptly refund such excess interest to Borrower and such rate shall automatically be reduced to the maximum rate permitted by such law.

     3.2.  TERMINATION OF REVOLVING CREDIT FACILITY.

     (A) Upon at least thirty (30) days prior written notice to Lender, Borrower may, at its option, terminate the Revolving Credit Facility in its entirety; provided, that any such termination or reduction shall be irrevocable and Borrower shall be obligated to pay Lender an early termination fee equal to one percent (1.0%) of the Revolving Credit Commitment then in effect if such termination occurs on or prior to the second anniversary of the Closing Date.

     (B) Lender may terminate the Revolving Credit Facility at any time without notice upon or after the occurrence and during the continuation of an Event of Default.

     (C) Unless sooner terminated under paragraph (A) or (B) above, the Revolving Credit Facility shall terminate on the Termination Date.

     (D) Except as otherwise expressly provided for in this Agreement or the other Loan Documents, no termination or reduction of the Revolving Credit Facility shall in any way affect or impair the powers, obligations, duties, rights, and liabilities of Borrower or Lender in any way relating to (i) any transaction or event occurring prior to such termination or reduction, or (ii) any of the undertakings, agreements, covenants, warranties or representations of Borrower contained in this Agreement, or any of the other Loan Documents. All such undertakings, agreements, covenants, warranties and representations shall survive such termination or reduction and Lender shall retain its Liens in the Collateral, and all of its rights and remedies under this Agreement and the other Loan Documents notwithstanding such termination or reduction until Borrower has paid the Obligations to Lender, in full, in immediately available funds.

     3.3. PAYMENTS AND PREPAYMENTS. Except where evidenced by notes or other instruments issued or made by Borrower to Lender specifically containing payment provisions which are in conflict with this Section 3.3 (in which event the conflicting provisions of said notes or other instruments shall govern and control), that portion of the Obligations consisting of:

     (A) Principal, payable on account of Revolving Credit Loans made by Lender to Borrower pursuant to Section 2.1 of this Agreement, shall be payable by Borrower to Lender immediately upon the earliest of (i) the occurrence of an Event of Default in consequence of which Lender elects to accelerate the payment of the Obligations, (ii) the Termination Date, or (iii) any earlier termination of the Revolving Credit Facility pursuant to Section 3.2 hereof; provided, however, that if the aggregate principal balance of the Revolving Credit Loans outstanding at any time shall exceed the Borrowing Base then available at such time, Borrower shall on demand repay the Revolving Credit Loans by an amount sufficient to reduce the aggregate unpaid principal amount of such Loans by an amount equal to such excess. The Revolving Credit Loans may be prepaid in whole or in part at any time without penalty or premium (except as provided in Section 3.2(A) above);

     (B) Interest accrued on the Revolving Credit Loans shall be due on the earlier of (i) the first (1st) day of each calendar month, (ii) the occurrence of an Event of Default in consequence of which Lender elects to accelerate the payment of the Obligations, and (iii) in the case of the Revolving Credit Loans, the termination of the Revolving Credit Facility pursuant to Section 3.2 hereof; provided, however, that Borrower hereby irrevocably authorizes Lender, in Lender's sole discretion, to advance to Borrower, and to charge the Loan Account hereunder as a Revolving Credit Loan, a sufficient amount each month to pay all accrued interest then due on the Obligations;

     (C) Any and all costs, fees and expenses payable by Borrower to Lender pursuant to this Agreement or the other Loan Documents shall be payable by Borrower, on demand, to Lender or to any other Person designated by Lender in writing; and

     (D) Whenever any payment to be made hereunder or under the other Loan Documents shall be stated to be due on a day that is not a Business Day, such payment shall be due on the immediately succeeding Business Day and such extension shall be included in the computation of interest due hereunder or thereunder.

     3.4. APPLICATION OF PAYMENTS AND COLLECTIONS. Borrower irrevocably waives the right to direct the application of any and all payments and collections at any time or times hereafter received by Lender from or on behalf of Borrower, and Borrower does hereby irrevocably agree that Lender shall have the continuing exclusive right to apply and reapply any and all such payments and collections received at any time or times hereafter by Lender or its agent against the Obligations, in such manner as Lender may deem advisable, notwithstanding any entry by Lender upon any of its books and records.

     3.5. STATEMENTS OF ACCOUNT. Lender will account to Borrower monthly with a statement of Loans, Letters of Credit, charges and payments made pursuant to this Agreement, and such account rendered by Lender shall (absent manifest error) be deemed final, binding and conclusive upon Borrower unless Lender is notified by Borrower in writing to the contrary within thirty (30) days of the date each account was sent to Borrower at its address set forth herein for notices. Such notice shall only be deemed an objection to those items specifically objected to therein.

     3.6. CAPITAL ADEQUACY. Without limiting any other provisions of this Agreement, in the event that Lender determines, from and after the date hereof, that any introduction or change after the date hereof in any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, or in the interpretation or application thereof by any central bank, governmental authority or comparable agency charged with the interpretation or administration thereof, does or shall have the effect of reducing the rate of return on Lender's capital as a consequence of its obligations hereunder to a level below that which Lender could have achieved but for such introduction or change (after taking into consideration Lender's policies with respect to capital adequacy) by an amount deemed by Lender to be material, then within ten (10) days after written notice and demand by Lender, Borrower shall from time to time pay to Lender additional amounts sufficient to compensate Lender for such reduction. Each such notice and demand shall be accompanied by a certificate of Lender setting forth in reasonable detail the basis for computing the additional amount claimed by Lender, and each such certificate shall, in the absence of manifest error, be final, conclusive and binding for all purposes. In determining any such amount, Lender may use reasonable averaging and attribution methods.

     3.7. ALL LOANS AND OBLIGATIONS TO CONSTITUTE ONE OBLIGATION. All Revolving Credit Loans (including without limitation any and all Overadvances) shall constitute one general loan obligation of Borrower, and shall be secured by all of Lender's security interests in and other Liens upon all of the Collateral, and by all other security interests and Liens heretofore, now or at any time or times hereafter granted by Borrower to Lender.

SECTION 4.  COLLATERAL:  GENERAL TERMS

     4.1. SECURITY INTEREST IN COLLATERAL. To secure the prompt payment and performance to Lender of the Obligations, Borrower hereby grants to Lender a continuing security interest in and Lien upon all the following Property and interests in Property of Borrower, whether now owned or existing or hereafter created, acquired or arising and wheresoever located:

     (A) Accounts;

     (B) Inventory;

     (C) Equipment;

     (D) General Intangibles;

     (E) All rights, titles and interest of Borrower in, to or under any and all of the Collection Accounts and any lockbox accounts, pledged deposit accounts or other deposit accounts of Borrower, whether now existing or hereafter established, and all monies or other Property of Borrower now or hereafter on deposit therein;

     (F) All monies or other Property of any kind, now or at any time or times hereafter, in the possession or under the control of Lender or a bailee of Lender;

     (G) All accessions to, substitutions for and all replacements, products and cash and non-cash proceeds of any of the Collateral described in (A), (B),
(C), (D), (E) or (F) above, including, without limitation, proceeds of and unearned premiums with respect to insurance policies insuring any of the Collateral; and

     (H) All books and records (including, without limitation, customer lists, credit files, computer programs, print-outs, and other computer materials and records) of Borrower pertaining to any of the Collateral described in (A), (B),
(C), (D), (E), (F) or (G) above.

     4.2. ADDITIONAL COLLATERAL. (A) In addition to the Liens in the Collateral granted to Lender by Borrower pursuant to Section 4.1 above, the Obligations shall be secured, so long as this Agreement is in effect or any Obligations are outstanding, by Borrower's first-priority pledge and collateral assignment to Lender pursuant to the Stock Pledge Agreement of all of the outstanding capital stock of Borrower's Subsidiaries which is now or hereafter owned by Borrower. Borrower shall from time to time execute any and all other documents, instruments, assignments and financing statements as Lender may from time to time request in order to perfect and maintain the perfection of Lender's Lien in the Property covered by the Stock Pledge Agreement.

     (B) The Obligations also shall be guaranteed by the Subsidiaries pursuant to the Subsidiary Guaranty Agreements and the obligations of such Subsidiaries under the Guaranties shall be secured by the Subsidiary Security Agreements and the Subsidiary Stock Pledge Agreement. The Subsidiaries also shall from time to time execute any and all other documents, instruments, assignments and financing statements as Lender from time to time request in order to perfect and maintain the perfection of Lender's Lien in the Property covered by the Subsidiary Security Agreements or the Subsidiary Stock Pledge Agreement.

     4.3. REPRESENTATIONS, WARRANTIES AND COVENANTS AS TO COLLATERAL. To induce Lender to enter into this Agreement, Borrower represents, warrants, and covenants to Lender:

     (A) The Collateral covered by Section 4.1 above is now, and will be so long as the Obligations are outstanding (unless disposed of as permitted hereunder), owned solely by Borrower. No other Person has or will have any right, title, interest, claim, or Lien therein, thereon or thereto other than a Permitted Lien.

     (B) Except for Permitted Liens, the Liens granted to Lender shall be first and prior on the Collateral and as to the Accounts and proceeds, including insurance proceeds, resulting from the sale, disposition, or loss thereof. To Borrower's knowledge, except for the filing of appropriate financing statements and fixture filings, no further action need be taken to perfect the Liens granted to Lender, other than the filing of continuation statements under the Code or other applicable law at appropriate times and continued possession by Lender of that portion of the Collateral constituting instruments or documents.

     4.4. FINANCING STATEMENTS, ETC.. Borrower agrees from time to time to execute the financing statements and fixture filings provided for by the Code together with any and all other instruments, assignments or documents and shall take such other action as may be required to perfect or to continue the perfection of Lender's security interest in the Collateral covered by Section
4.1 above. Unless prohibited by applicable law, Borrower hereby authorizes Lender to execute and file any such financing statements and fixture filings on Borrower's behalf. The parties agree that to the extent permitted by applicable law, a carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed in any appropriate office in lieu thereof.

     4.5. LOCATION OF COLLATERAL. All Collateral covered by Section 4.1 above (other than (x) Inventory in transit and (y) motor vehicles), will at all times be kept by Borrower at one or more of the business locations set forth in
Schedule 4.5 and shall not, without the prior written approval of Lender, be moved therefrom except, prior to an Event of Default and Lender's acceleration of the payment of the Obligations in consequence thereof, for (A) sales of Inventory in the ordinary course of business; and (B) the use or storage of Collateral at locations within the continental United States other than those shown on Schedule 4.5 if (i) Borrower gives Lender written notice of the new storage location at least thirty (30) days prior to storing Collateral at such location, (ii) Lender's security interest in such Collateral is and continues to be a duly perfected first priority Lien thereon, (iii) neither Borrower's nor Lender's right of entry upon the premises where such Collateral is stored, or its right to remove the Collateral therefrom, is in any way restricted, (iv) the owner of such premises agrees in writing with Lender not to assert any landlord's, bailee's or other Lien in respect of the Inventory for unpaid rent or storage charges and (v) all negotiable documents and receipts in respect of any Collateral maintained at such premises are promptly delivered to Lender. Without limiting the generality of the foregoing, if Borrower or any of its Subsidiaries leases any of its facilities from another Person, Borrower shall use its best efforts to cause each such lessor to execute a Lessor Consent in favor of Lender.

     4.6. INSURANCE OF COLLATERAL. Borrower agrees to maintain and pay for insurance upon all Collateral covered by Section 4.1 above wherever located, in storage or in transit in vehicles, including goods evidenced by documents, covering casualty, hazard, public liability and such other risks and in such amounts and with such insurance companies as shall be reasonably satisfactory to Lender to insure Lender's interest in such Collateral. Borrower shall deliver the originals of the certificates of insurance for such policies to Lender with satisfactory lender's loss payable endorsements naming Lender loss payee. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than thirty (30) days prior written notice to Lender in the event of cancellation of the policy for any reason whatsoever and a clause that the interest of Lender shall not be impaired or invalidated by any act or neglect of Borrower or owner of the Property nor by the occupation of the premises for purposes more hazardous than are permitted by said policy. If Borrower fails to provide and pay for such insurance, Lender may, at Borrower's expense, procure the same, but shall not be required to do so. Borrower agrees to deliver to Lender, promptly as rendered, true copies of all reports made in any reporting forms to insurance companies. Borrower will maintain, with financially sound and reputable insurers, insurance with respect to its Properties and business against such casualties and contingencies of such type (including public liability, larceny, embezzlement, or other criminal misappropriation insurance) and in such amounts as is customary in its business or as otherwise reasonably required by Lender.

     4.7. PROTECTION OF COLLATERAL. All insurance expenses and all expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping the Collateral covered by Section 4.1 above, any and all excise, property, sales, and use taxes imposed by any state, federal, or local authority on any of such Collateral or in respect of the sale thereof shall be borne and paid by Borrower. If Borrower fails to promptly pay any portion thereof when due or within any period when payment may be made without penalty and the failure to pay such taxes gives rise to a Lien which is not a Permitted Lien, Lender may, at its option, but shall not be required to, pay the same and charge the Loan Account therefor. Borrower agrees to reimburse Lender promptly therefor with interest accruing thereon daily at the highest Default Rate provided in this Agreement. All sums so paid or incurred by Lender for any of the foregoing and all costs and expenses (including reasonable attorneys' fees, legal expenses, and court costs) which Lender may incur in enforcing or protecting its Lien on or rights and interest in such Collateral or any of its rights or remedies under this or any other agreement between the parties hereto or in respect of any of the transactions to be had hereunder until paid by Borrower to Lender with interest at the highest Default Rate, shall be considered Obligations owing by Borrower to Lender hereunder. Such Obligations shall be secured by all of such Collateral and by any and all other collateral, security, assets, reserves, or funds of Borrower in or coming into the hands or inuring to the benefit of Lender. Lender shall not be liable or responsible in any way for the safekeeping of any of such Collateral or for any loss or damage thereto (except for reasonable care in the custody thereof while any such Collateral is in Lender's actual possession) or for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency, or other person whomsoever, but the same shall be at Borrower's sole risk.

SECTION 5.  PROVISIONS RELATING TO ACCOUNTS

     5.1. REPRESENTATIONS, WARRANTIES AND COVENANTS. With respect to all Accounts, Borrower, for itself and on behalf of each other Credit Party, represents and warrants to Lender that Lender may rely, in determining which Accounts are Eligible Accounts, on all statements and representations made by Borrower or any other Credit Party with respect to any Account or Accounts, and, unless otherwise indicated in writing to Lender, that with respect to each
Account:

     (A) It is genuine and in all respects what it purports to be, and it is not evidenced by a judgment;

     (B) It arises out of a completed, bona fide sale and delivery of goods or rendition of services by a Credit Party in the ordinary course of its business and in accordance with the terms and conditions of all purchase orders, contracts or other documents relating thereto except for those terms not deemed part of the sales transaction under Article 2 of the Code;

     (C) It is for a liquidated amount maturing as stated in the duplicate invoice covering such sale or rendition of services, a copy of which has been furnished or is available to Lender;

     (D) Such Account, and Lender's security interest therein, is not, and will not be in the future, subject to any Lien, deduction, defense, dispute, or counterclaim except for disputes where the amount in controversy is deemed by Lender to be immaterial, and each such Account is absolutely owing to a Credit Party and is not contingent in any material respect;

     (E) None of the Credit Parties has made any agreement with any Account Debtor thereunder for any deduction therefrom, except discounts or allowances which are granted by a Credit Party in the ordinary course of its business for prompt payment and which are reflected in the calculation of the net amount of each respective invoice related thereto;

     (F) There are no facts, events or occurrences which in any way impair the validity or enforceability thereof or tend to reduce the amount payable thereunder from the net face amount of the invoice and statements delivered to Lender with respect thereto;

     (G) To the best of Borrower's and each other Credit Party's knowledge, the Account Debtor thereunder had the capacity to contract at the time any contract or other document giving rise to the Account was executed; and

     (H) None of the Credit Parties has any knowledge of any fact or circumstance which would impair the validity or collectability of the Account, and to the best of Borrower's and each other Credit Party's knowledge there are no proceedings or actions which are threatened or pending against any Account Debtor thereunder which might result in any material adverse change in the collectability of such Account.

     5.2. RECORDS AND SCHEDULES OF ACCOUNTS. Each Credit Party shall keep accurate and complete records of its Accounts and all payments and collections thereon. On or before the Closing Date and on or before the fifteenth (15th) Business Day of each month thereafter, Borrower shall deliver to Lender (i) a detailed aged trial balance of all Accounts existing as of the last day of the preceding month, specifying the names, face value, and amounts then due for each Account Debtor obligated on an Account so listed (herein referred to as a "Schedule of Accounts"), and, upon Lender's request therefor, copies of proof of delivery and copies of all other relevant documents, including, without limitation, repayment histories and present status reports relating to the Accounts so scheduled and such other matters and information relating to the status of then existing Accounts as Lender shall reasonably request and (ii) a report of Eligible Accounts dated as of the end of the previous month, certified by an authorized officer of Borrower, in substantially the form of Exhibit H-2 attached hereto. Borrower shall provide Lender annually with the full name and mailing address for each Account Debtor (or more frequently upon request by Lender).

     5.3.  ADMINISTRATION OF ACCOUNTS.

     (A) Upon the granting of any discounts, allowances or credits by any Credit Party that are not shown on the face of the invoice for the Account involved, Borrower shall promptly report such discounts, allowances or credits, as the case may be, to Lender and in no event later than the time of its submission to Lender of the next Schedule of Accounts as provided in Section
5.2. Upon and after the occurrence and during the continuation of an Event of Default, Lender shall have the right to settle or adjust all disputes and claims directly with the Account Debtor and to compromise the amount or extend the time for payment of the Accounts upon such terms and conditions as Lender may deem advisable, and to charge the deficiencies, costs and expenses thereof, including attorney's fees, to Borrower.

     (B) If an Account includes a charge for any tax payable to any governmental taxing authority, Lender is authorized, in its sole discretion, to pay the amount thereof to the proper taxing authority for the account of the relevant Credit Party and to charge the Loan Account therefor. Borrower shall notify Lender if any Account includes any tax due to any governmental taxing authority other than sales and use taxes described on the face amount of the Account representing sales of Inventory in the ordinary course of business and, in the absence of such notice, Lender shall have the right to retain the full proceeds of the Account and shall not be liable for any taxes to any governmental taxing authority that may be due by any Credit Party by reason of the sale and delivery creating the Account.

     (C) If any Default or Event of Default has occurred and is then continuing, then Lender shall have the right, at any time or times hereafter, in the name of Lender, any designee of Lender or any Credit Party, to verify the validity, amount or any other matter relating to any Accounts by mail, telephone, telegraph or otherwise and shall use its best efforts to notify the Borrower of such verification attempts, but the failure to notify the Borrower shall not create a cause of action against the Lender for failing to give such notice. Borrower and each other Credit Party shall cooperate fully with Lender in an effort to facilitate and promptly conclude any such verification process.

     5.4.  COLLECTION OF ACCOUNTS.

     (A) Commencing with the date of this Agreement, each Credit Party shall deposit all proceeds of the Accounts or cause the same to be deposited in kind in the Collection Account. If any Credit Party desires to open or maintain an additional Collection Account at a bank or other depositary institution other than Lender, such bank or other depositary institution must be acceptable to Lender and, if requested by the Lender, must have entered into a pledged deposit agreement with Lender in form and substance satisfactory to Lender.

     (B) Unless and until an Event of Default occurs and is continuing, all collected funds on deposit in the Collection Account shall be available for use by the Borrower; provided, however, that Lender may at any time after and during the continuation of any Event of Default, upon written notice given to Borrower, require that such funds instead be applied to the Obligations relating to the Revolving Credit Loans or to any other Obligations then outstanding.

     5.5. NOTICE REGARDING DISPUTED ACCOUNTS. In the event any amounts due and owing in excess of $500,000 are in dispute between any Credit Party and any Account Debtor, Borrower shall provide Lender with written notice thereof at the time of submission of the next Schedule of Accounts, explaining in detail the reason for the dispute, all claims related thereto and the amount in controversy.

SECTION 6.  PROVISIONS RELATING TO INVENTORY

     6.1. REPRESENTATIONS, WARRANTIES AND COVENANTS. With respect to Inventory, Borrower represents and warrants to Lender that:

     (A) All Inventory is presently and will continue to be located at Borrower's places of business listed on Schedule 4.5 and will not be removed therefrom except as authorized by Section 4.5 of this Agreement;

     (B) No Inventory is now, nor shall any Inventory at any time or times hereafter be, stored with a bailee, warehouseman or similar party without Lender's prior written consent and, if Lender gives such consent, Borrower will concurrently therewith cause any such bailee, warehouseman, or similar party to issue and deliver to Lender, in form and substance reasonably acceptable to Lender, warehouse receipts therefor in Lender's name; and

     (C) No Inventory is or will be consigned to any Person without Lender's prior written consent, and, if such consent is given, Borrower shall, prior to the delivery of any Inventory on consignment, (i) provide Lender with all consignment agreements to be used in connection with such consignment, all of which shall be reasonably acceptable to Lender, (ii) prepare, execute and file appropriate financing statements with respect to any consigned Inventory, showing Lender as assignee, (iii) conduct a search of all filings made against the consignee in all jurisdictions in which any consigned Inventory is to be located and deliver to Lender copies of the results of all such searches and
(iv) notify, in writing, all the creditors of the consignee which are or may be holders of Liens in the Inventory to be consigned that Borrower expects to deliver certain Inventory to the consignee, all of which Inventory shall be described in such notice by item or type.

     6.2. INVENTORY REPORTS. Borrower agrees to furnish Lender upon request with written Inventory reports, not later than the fifteenth (15th) Business Day of each calendar month (or at such other intervals as Lender may reasonably request).

SECTION 7.  PROVISIONS RELATING TO EQUIPMENT

     7.1. REPRESENTATIONS, WARRANTIES AND COVENANTS. With respect to the Equipment, Borrower represents, warrants and covenants to and with Lender that:

     (A) The Equipment is in good operating condition and repair, and all necessary replacements (to the extent permitted by this Agreement) of and repairs thereto shall be made so that the value and operating efficiency of the Equipment shall be maintained and preserved, except for ordinary wear and tear, obsolescence, or Equipment which is lost or destroyed; and

     (B) Borrower will not permit any of the Equipment to become affixed to any real Property leased to Borrower so that an interest arises therein under the real estate laws of the applicable jurisdiction unless the landlord of such real Property has executed a landlord waiver or leasehold mortgage in favor of Lender, and Borrower will not permit any of the Equipment to become an accession to any personal Property other than Equipment subject to first priority Liens in favor of Lender or subject to Permitted Liens.

     7.2. EVIDENCE OF OWNERSHIP OF EQUIPMENT. Within fifteen days from request by Lender, Borrower shall deliver to Lender any and all evidence of ownership, if any, of any of the Equipment (including, without limitation, certificates of title and applications for title).

     7.3. RECORDS AND SCHEDULES OF EQUIPMENT. Borrower shall maintain accurate records itemizing and describing the kind, type, quality, quantity and value of its Equipment and all dispositions made in accordance with Section 7.4 hereof, and shall furnish Lender with a current schedule containing the foregoing information on at least an annual basis and more often if requested by Lender.

     7.4. DISPOSITIONS OF EQUIPMENT. Borrower will not sell, lease or otherwise dispose of or transfer any of the Equipment or any part thereof without the prior written consent of Lender; provided, however, that the foregoing restriction shall not apply, for so long as no Event of Default exists, to (i) dispositions of obsolete or unnecessary Equipment which, in the aggregate during any consecutive twelve-month period, has a fair market value or book value, whichever is less, of $100,000 or less, or (ii) replacements of Equipment that is substantially worn, damaged or obsolete with Equipment of like kind, function and value, provided that, in the case of worn or obsolete Equipment, the replacement Equipment shall be acquired prior to or concurrently with any disposition of the Equipment that is to be replaced, and the replacement Equipment shall be free and clear of Liens other than Permitted Liens.

SECTION 8.  REPRESENTATIONS AND WARRANTIES

     8.1. GENERAL REPRESENTATIONS AND WARRANTIES. To induce Lender to enter into this Agreement and to make advances hereunder, Borrower warrants, represents and covenants to Lender that:

     (A) Organization and Qualification. Each of Borrower and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the state or other jurisdiction of its incorporation as disclosed to Lender. Borrower has no Subsidiaries except as may be shown on Schedule 8.1(A). Each of Borrower and its Subsidiaries has duly qualified and is authorized to do business and is in good standing as a foreign corporation in each state or jurisdiction listed on Schedule 8.1(A) attached hereto and made a part hereof and in all other states and jurisdictions where the character of its Properties or the nature of its activities make such qualification necessary and in which the failure to be so qualified would have a material adverse affect on Borrower's or such Subsidiary's business operations or financial condition.

     (B) Corporate Names. During the preceding five (5) years, Borrower and its Subsidiaries have not been known as or used any corporate, fictitious or trade names except as disclosed on Schedule 8.1(B) attached hereto and made a part hereof. Except as set forth on Schedule 8.1(B), Borrower has not, during the preceding five (5) years, been the surviving corporation of a merger or consolidation or acquired all or substantially all of the assets of any Person.

     (C) Corporate Power and Authority. Each of Borrower and its Subsidiaries has the right and power and are duly authorized and empowered to enter into, execute, deliver and perform each of the Loan Documents to which it is a party. The execution, delivery and performance of this Agreement and each of the other Loan Documents have been duly authorized by all necessary corporate action on the part of Borrower and its Subsidiaries and do not and will not (i) require any consent or approval of the shareholders of Borrower or such Subsidiary; (ii) contravene Borrower's or such Subsidiary's charter, articles of incorporation or bylaws; (iii) violate, or cause any Credit Party to be in default under, any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award in effect having applicability to any Credit Party; (iv) result in a breach of or constitute a default under any material indenture or loan or credit agreement or any other agreement, lease or instrument to which any Credit Party is a party or by which it or its Properties may be bound or affected; or (v) result in, or require, the creation or imposition of any Lien (other than Permitted Liens) upon or with respect to any of the Properties now owned or hereafter acquired by any Credit Party.

     (D) Legally Enforceable Agreement. This Agreement is, and each of the other Loan Documents when delivered under this Agreement will be, a legal, valid and binding obligation of each Credit Party which executed the same, enforceable against such Credit Party in accordance with their respective terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally or by principles of equity pertaining to the availability of equitable remedies.

     (E) Use of Proceeds. Borrower's uses of the proceeds of any Loan made by Lender to Borrower pursuant to this Agreement are, and will continue to be, legal and proper corporate uses, duly authorized by its Board of Directors, and such uses are consistent with all applicable laws and statutes, as in effect as of the date hereof.

     (F) Margin Stock. Neither Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of purchasing or carrying "margin stock" (within the meaning of Regulation G or U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Loans made hereunder will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or be used for any purpose which violates or is inconsistent with the provisions of Regulation G, T, U or X of said Board of Governors.

     (G) Governmental Consents. Each of Borrower and its Subsidiaries has, and is in good standing with respect to, all governmental consents, approvals, authorizations, permits, certificates, inspections, and franchises necessary to continue to conduct their respective business as heretofore or proposed to be conducted by Borrower or such Subsidiary and to own or lease and operate its Properties as now owned or leased by them.

     (H) Patents, Trademarks, Copyrights and Licenses. Each of Borrower and its Subsidiaries owns or possesses all the patents, trademarks, service marks, trade names, copyrights and licenses necessary for the present and planned future conduct of its business without any known conflict with the rights of others. All such patents, trademarks, service marks, tradenames, copyrights, licenses and other similar rights are listed on Schedule 8.1(H) attached hereto and made a part hereof.

     (I) Capital Structure. All of Borrower's outstanding Securities have been duly issued and are fully paid and non-assessable. Except as disclosed on
Schedule 8.(I) attached hereto and made a part hereof, there are not outstanding any options to purchase, or any rights or warrants to subscribe for, or any commitments or agreements to issue or sell, or any Securities or obligations convertible into, or any powers of attorney relating to, shares of the capital stock of Borrower or any of its Subsidiaries. There are not outstanding any agreements or instruments binding upon any of Borrower's or any of its Subsidiary's shareholders relating to the ownership of its shares of capital stock, except as set forth on Schedule 8.1(I) attached hereto.

     (J) Solvent Financial Condition. Each of Borrower and its Subsidiaries is, and at all times will be, Solvent.

     (K) Restrictions. Neither Borrower nor any of its Subsidiaries is a party or subject to any contract, agreement, or charter or other corporate restriction, which materially and adversely affects its business or the use or ownership of any of its Properties. Neither Borrower nor any of its Subsidiaries is a party or subject to any contract or agreement which restricts its right or ability to incur Indebtedness. Neither Borrower nor any of its Subsidiaries has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its Property, whether now owned or hereafter acquired, to be subject to a Lien that is not a Permitted Lien.

     (L) Litigation. Except as set forth on Schedule 8.1(L) attached hereto and made a part hereof, there are no actions, suits, proceedings or investigations pending, or to the knowledge of any Credit Party, threatened, against or affecting any Credit Party, or the business, operations, Properties, prospects, profits or condition of any Credit Party, in any court or before any governmental authority or arbitration board or tribunal, and no action, suit, proceeding or investigation shown on Schedule 8.1(L) involves the possibility of materially and adversely affecting the Properties, business, profits or condition (financial or otherwise) of any Credit Party or the ability of any Credit Party to perform this Agreement or any other Loan Document executed by such Credit Party. No Credit Party is in default with respect to any order, writ, injunction, judgment, decree or rule of any court, governmental authority or arbitration board or tribunal which might materially and adversely affect the Properties, business, profits or condition (financial or otherwise) of such Credit Party.

     (M) Title to Properties. Each of Borrower and its Subsidiaries has good, indefeasible and marketable title to and fee simple ownership of, or valid and subsisting leasehold interests in, all of its real Property, and good title to all of its other Property, in each case, free and clear of all Liens except Permitted Liens.

     (N) Financial Statements. The audited consolidated balance sheets of Borrower as of December 31, 1996, and the related consolidated statements of income, changes in stockholder's equity, and changes in financial position of Borrower for the periods ended on such dates, have been prepared in accordance with GAAP (except for changes in application in which Borrower's independent certified public accountants concur), and present fairly the financial position of Borrower and its consolidated Subsidiaries at such dates and the results of their operations for such periods. Since December 31, 1996, there has been no material adverse change in the condition, financial or otherwise, of Borrower or its Subsidiaries and no change in the aggregate value of the Property owned by such Persons except changes in the ordinary course of business.

     (O) Full Disclosure. The financial statements referred to in Section 9.1(N) above, do not, nor does this Agreement or any other written statement of any Credit Party to Lender, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading. There is no fact which any Credit Party has failed to disclose to Lender in writing which materially affects adversely or, to the knowledge of any Credit Party, will materially affect adversely the Properties, business, profits, or condition (financial or otherwise) of any Credit Party or the ability of any Credit Party to perform its respective obligations under this Agreement or any of the other Loan Documents.

     (P) Pension Plans. Except as disclosed on Schedule 8.1(P) attached hereto and made a part hereof, neither Borrower nor any of its Subsidiaries has received any notice to the effect that it is not in full compliance with any of the requirements of ERISA and the regulations promulgated thereunder. No fact or situation, including, but not limited to, any Reportable Event, or Prohibited Transaction exists in connection with any Plan which would create a liability of Borrower or any of its Subsidiaries. Neither Borrower nor any of its Subsidiaries has any withdrawal liability in connection with a Multiemployer Plan.

     (Q) Taxes. Each of Borrower and its Subsidiaries has filed all federal, state and local tax returns and other reports it is required by law to file and has paid, or made provision for the payment of, all taxes, assessments, fees and other governmental charges that are due and payable, except such taxes, if any, as are being actively contested in good faith and as to which adequate reserves have been provided. The provision for taxes on the books of Borrower and each of its Subsidiaries are adequate for all years not closed by applicable statutes, and for its current fiscal year.

     (R) Labor Relations. Except as described on Schedule 8.1(R) attached hereto and made a part hereof, neither Borrower nor any of its Subsidiaries is a party to any collective bargaining agreement, and there are no material grievances, disputes or controversies with any union or any other organization of Borrower's or any of its Subsidiaries' employees, or threats of strikes, work stoppages or any asserted pending demands for collective bargaining by any union or organization.

     (S) Compliance With Laws. Except as described on Schedule 8.1(S) attached hereto and made a part hereof, each of Borrower and its Subsidiaries has duly complied with, and its Properties, business operations and leaseholds are in compliance with, in all material respects, the provisions of all federal, state and local laws, rules and regulations applicable to them, their respective Properties or the conduct of its business, including, without limitation, OSHA and all Environmental Laws, and there have been no citations, notices or orders of noncompliance issued to Borrower or any of its Subsidiaries under any such law, rule or regulation;

     (T) Environmental Representations. (i) Each of Borrower and its Subsidiaries has obtained all material permits, licenses and other authorizations which are required under Environmental Laws, and each of Borrower and its Subsidiaries is in compliance in all material respects with all terms and conditions of the required permits, licenses and authorizations and is also in compliance in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Laws. A copy of such permits, licenses and other authorizations are attached hereto as
Schedule 8.1(T);

         (ii) Except as disclosed on Schedule 8.1(T) attached hereto, neither Borrower nor any of its Subsidiaries is aware of, nor has received notice of, any past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans which, with respect to any of them, may interfere with or prevent compliance or continued compliance in any material respect with Environmental Laws, or may give rise to any material common law or legal liability, or otherwise form the basis of any material claim, action, demand, suit, proceeding, hearing, study or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling or the emission, discharge, release or threatened release into the environment of any pollutant, contaminant, chemical, or industrial, toxic or hazardous substance or waste;

         (iii) Except as disclosed on Schedule 8.1(T) attached hereto, there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice or demand letter, notice of violation, investigation or proceeding pending or, to Borrower's or any of its Subsidiary's knowledge, threatened against Borrower or any of its Subsidiaries relating in any way to Environmental Laws; and

         (iv) Except as disclosed on Schedule 8.1(T) attached hereto, neither Borrower nor any of its Subsidiaries is aware of, or has received notice of any past or present violation of any applicable Environmental Law relating to any property leased or maintained by Borrower or any of its Subsidiaries.

     (U) Surety Obligations. Except as disclosed on Schedule 8.1(U) attached hereto and made a part hereof, neither Borrower nor any of its Subsidiaries is obligated as surety or indemnitor under any surety or similar bond or other contract issued, nor has Borrower or any of its Subsidiaries entered into any agreement to assure payment, performance or completion of performance of any undertaking or obligation of any Person.

     (V) No Defaults. No event has occurred and no condition exists which would, upon the execution and delivery of this Agreement or Borrower's performance hereunder, constitute a Default or an Event of Default. Borrower is not in default, and no event has occurred and no condition exists which constitutes, or which with the passage of time or the giving of notice or both would constitute, a default in the payment of any Indebtedness of Borrower to any Person for money borrowed.

     (W) Brokers. There are no claims for brokerage commissions, finder's fees or investment banking fees in connection with the transactions contemplated by this Agreement.

     (X) Investment Company Act. None of the Credit Parties is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

     8.2. REAFFIRMATION. Each request for a Loan made by Borrower pursuant to this Agreement or any of the other Loan Documents shall constitute (i) an automatic representation and warranty by Borrower to Lender that there does not then exist any Default or Event of Default and (ii) a reaffirmation as of the date of said request that the representations and warranties of Borrower contained in this Agreement and the other Loan Documents are true and correct in all material respects, except as to those changes otherwise consented to by Lender or contemplated herein.

     8.3. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Borrower covenants, warrants and represents to Lender that all representations and warranties of Borrower contained in this Agreement or any of the other Loan Documents shall be true at the time of Borrower's execution of this Agreement and the other Loan Documents in all material respects, and shall survive the execution, delivery and acceptance thereof by Lender and the parties thereto, the closing of the transactions described therein or related thereto and the making of each Loan.

     8.4. REVISIONS OR UPDATES OF SCHEDULES. Should any of the information or disclosures provided on any of the Schedules attached hereto become outdated or incorrect in any material respect, Borrower shall promptly provide Lender in writing with such revisions or updates to such Schedule as may be necessary or appropriate to update or correct same; provided, however that no Schedule shall be deemed to have been amended, modified or superseded by any such correction or update, nor shall any breach of warranty or representation resulting from the inaccuracy or incompleteness of any such Schedule be deemed to have been cured thereby, unless and until Lender, in its sole and absolute discretion, shall have accepted in writing such revisions or updates to such Schedule.

SECTION 9.  COVENANTS AND CONTINUING AGREEMENTS

     9.1. AFFIRMATIVE COVENANTS. During the term of this Agreement, and thereafter for so long as there are any Obligations to Lender, Borrower covenants that, unless otherwise consented to by Lender in writing, it shall and shall cause each of its Subsidiaries to:

     (A) Taxes and Liens. Pay and discharge all taxes, assessments and governmental charges upon it, its income and Properties as and when such taxes, assessments and charges are due and payable, or within any period prior to the imposition of penalties, except and to the extent only that such taxes, assessments and charges are being actively contested in good faith and by appropriate proceedings, it maintains adequate reserves on its books therefor and the nonpayment of such taxes, assessments and charges does not result in a Lien upon any of its Properties other than a Permitted Lien. Borrower shall also pay and discharge (or cause to be paid and discharged) any lawful claims which, if unpaid, might become a Lien against any of Properties of Borrower or any of its Subsidiaries except for Permitted Liens.

     (B) Tax Returns. File all federal, state and local tax returns and other reports it is required by law to file, and maintain adequate reserves for the payment of all taxes, assessments, governmental charges, and levies imposed upon it, its income, or its profits, or upon any Property belonging to it.

     (C) Business and Existence. Preserve and maintain its separate corporate existence and all rights, privileges, and franchises in connection therewith, and maintain its qualification and good standing in all states in which such qualification is necessary and in which the failure to so qualify would materially and adversely affect its business operations or financial condition.

     (D) Maintain Properties. Maintain its Properties in good condition and make all necessary renewals, repairs, replacements, additions and improvements thereto to the extent permitted hereby and except as caused by ordinary wear and tear, obsolescence, loss or damage.

     (E) Compliance with Laws. Comply with all laws, ordinances, governmental rules and regulations, in all material respects, to which it is subject, and obtain and keep in force any and all governmental licenses, permits, franchises, or other governmental authorizations necessary to the ownership of its Properties or to the conduct of its business, which violation or failure to obtain might materially and adversely affect the business, prospects, profits, Properties, or condition (financial or otherwise) of it.

     (F) ERISA Compliance. (i) At all times make prompt payment of contributions required to meet the minimum funding standards set forth in ERISA with respect to each Plan; (ii) promptly after the filing thereof, furnish to Lender copies of any annual report required to be filed pursuant to ERISA in connection with each Plan and any other employee benefit plan of it and its Affiliates; (iii) notify Lender as soon as practicable of any Reportable Event and of any additional act or condition arising in connection with any Plan which Borrower believes might constitute grounds for the termination thereof by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States district court of a trustee to administer the Plan; and (iv) furnish to Lender, promptly upon Lender's request therefor, such additional information concerning any Plan or any other such employee benefit plan as may be reasonably requested.

     (G) Business Records. Keep adequate records and books of account with respect to its business activities in which proper entries are made in accordance with GAAP reflecting all its financial transactions.

     (H) Visits and Inspections. Permit representatives of Lender, from time to time, as often as may be reasonably requested, but only during normal business hours, to visit and inspect its Properties, inspect and make extracts from its books and records, and discuss with its officers, its employees and its independent accountants, its business, assets, liabilities, financial condition, business prospects and results of operations.

     (I) Collateral Audits. In addition to any visits and inspections made under Section 9.1(H) above, permit Lender or its representatives to conduct semi-annual audits of the Collateral covered by Section 5.1 above and the Subsidiary Security Agreements, which audits shall be conducted at Borrower's expense (with Borrower to pay, in addition to any out-of-pocket costs incurred by Lender in connection with such audits, $450 per auditor per day for each such audit).

     (J) Financial Statements. Cause to be prepared and furnished to Lender the following:

         (i) as soon as possible, but not later than ninety (90) days after the close of each fiscal year of Borrower, audited consolidated financial statements (accompanied by an unqualified report from Borrower's certified public accountants and a copy of such accountant's management letter) of Borrower as of the end of such year prepared in accordance with GAAP applied on a consistent basis, unless Borrower's certified public accountants concur in any change therein and such change is disclosed to Lender and is consistent with GAAP, certified by a firm of independent certified public accountants of recognized standing selected by Borrower but acceptable to Lender;

         (ii) as soon as possible, but not later than thirty (30) days after the end of each month, unaudited interim consolidated income statements, balance sheets, cash flow statements, and such other statements as Lender may request, of Borrower as of the end of such period and of the portion of Borrower's fiscal year then elapsed, certified by the chief financial officer of Borrower as prepared in accordance with sound accounting principles consistently applied and fairly presenting the financial position and results of operations of Borrower for such period subject to normal recurring year-end adjustments, which interim statements shall also show comparisons with the same period of the preceding fiscal year;

         (iii) promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements or reports which Borrower has made available to its shareholders and copies of any regular, periodic and special reports or registration statements which Borrower files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or any national securities exchange; and

         (iv) such other data and information (financial and otherwise) as Lender, from time to time, may reasonably request, bearing upon or related to the Collateral, Borrower's or any Subsidiary's financial condition or results of operations, including, without limitation, income tax returns of Borrower or any Subsidiary, accounts payable ledgers, and bank statements.

     Concurrently with the delivery of the financial statements described in clause (i) of this Section 9.1(J), Borrower shall cause to be prepared and furnish to Lender a certificate of the aforesaid certified public accountants certifying to Lender that they are not aware of any Default or Event of Default hereunder, or, if they are aware of such Default or Event of Default, specifying the nature thereof. Concurrently with the delivery of the financial statements described in clauses (i) and (ii) of this Section 9.1(J) as of the end of any fiscal quarter or year, Borrower shall cause to be prepared and furnished to Lender a certificate from the chief financial officer of Borrower certifying to Lender that, to the best of such officer's knowledge, Borrower has kept, observed, performed and fulfilled in all material respects each and every covenant, obligation and agreement binding upon Borrower in this Agreement and the other Loan Documents and that no Default or Event of Default has occurred, or, if such Default or Event of Default has occurred, specifying the nature thereof, such certificate to be provided in the form attached hereto as Exhibit I. The annual financial statements required under Section 9.2(J)(i) above also shall be accompanied by a written annual budget for Borrower for the next fiscal year.

     (K) Notices to Lender. Notify Lender in writing: (i) promptly after its learning thereof, of the commencement of any litigation affecting it or any of its Properties, whether or not the claim is considered by it to be covered by insurance, and of the institution of any administrative proceeding, which litigation or proceeding may materially and adversely affect its operations, financial condition, Properties or business or Lender's Lien upon any of the Collateral; (ii) at least thirty (30) days prior thereto, of its opening of any new office or place of business or its closing of any existing office or place of business; (iii) promptly after its learning thereof, of any labor dispute to which it may become a party, any strikes or walkouts relating to any of its plants or other facilities, and the expiration of any labor contract to which it is a party or by which it is bound, except where such dispute, strike, walkout or contract expiration will not have a material adverse effect on the business, financial condition or results of operation of it; (iv) promptly after its learning thereof, of any material default by it under any note, indenture, loan agreement, mortgage, lease, deed, guaranty or other similar agreement relating to any Indebtedness of it exceeding $500,000; (v) promptly after its learning thereof, of any Default or Event of Default; (vi) promptly after the occurrence thereof, of any default by any obligor under any note or other evidence of Indebtedness payable to it in excess of $500,000; and (vii) promptly after the rendition thereof, of any judgment rendered against it in excess of $500,000.

     (L) Landlord, Processor and Storage Agreements. If requested by Lender, provide Lender with copies of all agreements between it and any landlord, processor or warehouseman which owns any premises at which any Inventory may, from time to time, be kept.

     (M) Further Assurances. At Lender's request, promptly execute or cause to be executed and deliver to Lender any and all documents, instruments and agreements deemed reasonably necessary by Lender to give effect to or carry out the terms or intent of this Agreement or any of the other Loan Documents. Without limiting the generality of the foregoing, if any of the Accounts, the face value of which exceeds $5,000, arises out of a contract with the United States of America, or any department, agency, subdivision or instrumentality thereof, Borrower shall promptly notify Lender thereof in writing and shall execute any instruments and take any other action required or requested by Lender to comply with the provisions of the Federal Assignment of Claims Act.

     (N) Additional Credit Parties. Promptly after the formation or acquisition of any Subsidiary not listed on Schedule 8.1(A), and provided such formation or acquisition is consented to by Lender under Section 9.2(A) and 9.2(J) hereof, Borrower shall execute and deliver, and cause to be executed and delivered, (i) a Stock Pledge Agreement or Subsidiary Stock Pledge Agreement in substantially the same form as Exhibit B or Exhibit E attached hereto, respectively, with respect to all capital stock of such Subsidiary (and the terms "Stock Pledge Agreement" and "Subsidiary Stock Pledge Agreement" as used herein shall be deemed to include any such additional agreements), and (ii) a Subsidiary Guaranty Agreement and a Subsidiary Security Agreement from such Subsidiary, in substantially the same forms as Exhibits C-1 and D attached hereto, respectively (and the terms "Subsidiary Guaranty Agreements" and "Subsidiary Security Agreements" as used herein shall be deemed to include any such additional agreements, respectively), together with related documents of the kind described in Sections 10(E) through (H) below, all in form and substance satisfactory to the Lender.

     9.2. NEGATIVE COVENANTS. During the term of this Agreement, and thereafter for so long as there are any Obligations to Lender, Borrower covenants that, unless Lender has first consented thereto in writing, it will not and will not permit any of its Subsidiaries to:

     (A) Mergers; Consolidations; Acquisitions. (i) Merge, consolidate or exchange shares with any other corporation, or sell, lease or transfer or otherwise dispose of all or substantially all of its assets to any Person, other than sales of inventory in the ordinary course of business, except

          (a) any Subsidiary may merge or consolidate with Borrower (provided that Borrower shall be the continuing or surviving corporation) or with any one or more other Subsidiaries; and

          (b) any Subsidiary may sell, lease, transfer or otherwise dispose of all or any substantial part of its assets to Borrower or another Subsidiary.

     (ii) Acquire all or substantially all of the assets or capital stock of any Person in a transaction wherein the consideration paid and liabilities assumed shall exceed $2,500,000 in the aggregate (provided that Borrower shall give Lender not less than thirty (30) days' prior written notice of any acquisition permitted hereunder setting forth all of the material terms of such acquisition).

     (B) Loans. Make any loans or other advances of money (other than for salary, travel advances, advances against commissions and other similar advances in the ordinary course of business) to any Person, including, without limitation, any of Borrower's Affiliates, officers or employees, except as otherwise permitted herein.

     (C) Affiliate Transactions. Enter into, or be a party to any transaction with any Affiliate or stockholder, except in the ordinary course of and pursuant to the reasonable requirements of its business and upon fair and reasonable terms which are fully disclosed to Lender and are no less favorable to it than would obtain in a comparable arm's length transaction with a Person not an Affiliate or stockholder of it.

     (D) Partnerships or Joint Ventures. Become or agree to become a general or limited partner in any general or limited partnership or a joint venturer in any joint venture.

     (E) Adverse Transactions. Enter into any transaction which materially and adversely affects or may materially and adversely affect the Collateral or its ability to repay the Obligations or permit or agree to any material extension, compromise or settlement or make any change or modification of any kind or nature with respect to any Account, including any of the terms relating thereto, other than credits, returns, discounts or allowances in the ordinary course of business, all of which shall be reflected in the Schedule of Accounts submitted to Lender pursuant to Section 5.2 of this Agreement.

     (F) Guaranties. Guarantee, assume, endorse or otherwise, in any way, become directly or contingently liable with respect to the Indebtedness of any Person except by endorsement of instruments or items of payment for deposit or collection except for the guaranties described on Schedule 8.1(U) and guaranties of the Obligations.

     (G) Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except: (i) Indebtedness evidenced by or arising under this Agreement or any of the other Loan Documents; (ii) unsecured current liabilities (other than those for money borrowed) incurred in the ordinary course of business for current purposes, not represented by a promissory note or other evidence of indebtedness; (iii) Indebtedness described on Schedule 9.2(G) attached hereto; (iv) Purchase Money Indebtedness not otherwise inconsistent with the terms of this Agreement; and (v) renewals or extensions of any of the Indebtedness described in Items (i) through (iv) above (but only so long as any indebtedness described in Items (iii) or (iv) above is not increased after the date hereof).

     (H) Limitation on Liens. Create or suffer to exist any Lien upon any of its Property, income or profits, whether now owned or hereafter acquired, except: (i) Liens at any time granted in favor of Lender; (ii) Liens for taxes (excluding any Lien imposed pursuant to any of the provisions of ERISA) not yet due or being contested as permitted by Section 10.1(A) hereof, but only if in Lender's judgment such Lien does not affect adversely Lender's rights or the priority of Lender's Lien in the Collateral; (iii) Liens securing the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons for labor, materials, supplies or rentals incurred in the ordinary course of its business, but only if the payment thereof is not at the time required (or if payment is required, only if and for so long as the execution or other enforcement of such Liens is and continues to be effectively stayed and bonded in a manner satisfactory to Lender for the full amount thereof, the validity and amount of the claims secured thereby are being actively contested in good faith and by appropriate lawful proceedings and such Liens do not, in the aggregate, materially detract from the value of its Property or materially impair the use thereof in the operation of its business); (iv) liens incurred or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance, social security and other like laws; (v) attachment, judgment and other similar non-tax Liens arising in connection with court proceedings, but only if and for so long as the execution or other enforcement of such Liens is and continues to be effectively stayed and bonded on appeal in a manner satisfactory to Lender for the full amount thereof, the validity and amount of the claims secured thereby are being actively contested in good faith and by appropriate lawful proceedings and such Liens do not, in the aggregate, materially detract from the value of its Property or materially impair the use thereof in the operation of its business; (vi) Purchase Money Liens not otherwise inconsistent with the terms of this Agreement; (vii) reservations, exceptions, easements, rights of way, and other similar encumbrances affecting real Property, provided that, in Lender's sole judgment, they do not in the aggregate materially detract from the value of said Properties or materially interfere with their use in the ordinary conduct of its business; (viii) such other Liens as appear on Schedule 9.2(H) attached hereto; and (ix) such other Liens as Lender may hereafter approve in writing.

     (I) Distributions.  Declare or make any Distributions.

     (J) Subsidiaries. Hereafter acquire or form any Subsidiary other than in connection with an acquisition permitted under Section 9.1(A).

     (K) Business Locations. Transfer its principal place of business or chief executive office, or maintain warehouses or records with respect to its accounts receivable or inventory, to or at any locations other than those at which the same are presently kept or maintained, as set forth on Schedule 4.5 hereto, except upon at least thirty (30) days prior written notice to Lender and after the delivery to Lender of financing statements, if required by Lender, in form satisfactory to Lender to perfect or continue the perfection of Lender's Lien and security interest hereunder.

     (L) Change of Business.  Enter into any unrelated business.

     (M) Disposition of Assets. Sell, lease or otherwise dispose of any of its Properties, including any disposition of Property as part of a sale and leaseback transaction, to or in favor of any Person, except (i) sales or other dispositions of Inventory in the ordinary course of its business, or (ii) other sales or dispositions expressly authorized or permitted by this Agreement.

     (N) Name of Borrower. Use any corporate name (other than its own) or any fictitious name, tradestyle or "d/b/a" except for the names disclosed on
Schedule 8.1(B) attached hereto.

     (O) Bill-and-Hold Sales, Etc. Make a sale to any customer on a bill-and-hold, guaranteed sale, sale and return, sale on approval or consignment basis, or any sale on a repurchase or return basis.

     (P) Use of Lender's Name. Without the prior written consent of Lender, use the name of Lender or the name of any Affiliates of Lender in connection with any of such Credit Party's business or activities, except in connection with internal business matters, as required in dealings with governmental agencies and financial institutions and to trade creditors of such Credit Party solely for credit reference purposes.

     (Q) Margin Securities. Own, purchase or acquire (or enter into any contract to purchase or acquire) any "margin security" as defined by any regulation of the Federal Reserve Board as now in effect or as the same may hereafter be in effect unless, prior to any such purchase or acquisition or entering into any such contract, Lender shall have received an opinion of counsel satisfactory to Lender to the effect that such purchase or acquisition will not cause this Agreement to violate Regulations G or U or any other regulation of the Federal Reserve Board then in effect.

     (R) Restricted Investment.  Make or have any Restricted Investment.

     (S) Fiscal Year.  Change its fiscal year.

     9.3. SPECIFIC FINANCIAL COVENANTS. During the term of this Agreement, and thereafter for so long as there are any Obligations to Lender, Borrower covenants that, unless otherwise consented to by Lender in writing, it shall:

     (A) Minimum Net Worth. Maintain at all times during the fiscal year of Borrower ending December 31, 1997, a Net Worth of not less than $4,680,000 (as determined on a consolidated basis); maintain at all times during the fiscal year of Borrower ending December 31, 1998, a Net Worth of not less than $7,000,000 (as determined on a consolidated basis); and thereafter maintain at all times a Net Worth of not less than the greater of (i) $7,000,000 or (ii) Borrower's actual Net Worth at December 31, 1998 (as determined on a consolidated basis).

     (B) No Consecutive Quarterly Losses. Not have a Net Income of less than zero dollars in any two consecutive fiscal quarters (as determined on a consolidated basis).

SECTION 10.  CONDITIONS PRECEDENT

     Notwithstanding any other provision of this Agreement or any of the other Loan Documents, and without affecting in any manner the rights of Lender under the other Sections of this Agreement, it is understood and agreed that Lender will not make any Loan under this Agreement unless and until each of the following conditions has been and continues to be satisfied, all in form and substance satisfactory to Lender and its counsel:

     10.1. DOCUMENTATION. Lender shall have received the following documents, each to be in form and substance satisfactory to Lender and its counsel:

     (A) This Agreement, the Other Agreements and the Security Documents duly executed and delivered by or on behalf of each of the signatories thereto;

     (B) Loss payable endorsements on Lender's standard form of Loss Payee Endorsement naming Lender as loss payee, and certificates of insurance for Borrower's property and liability insurance policies showing Lender as a co-insured;

     (C) Duly executed and delivered Lessors Consents or bailee letters with respect to all other premises leased by Borrower or any of its Subsidiaries;

     (D) Blank stock transfer powers duly executed and delivered by Borrower and S C Holding together with the stock certificates evidencing all of the outstanding shares of capital stock of each Subsidiary pledged under the Stock Pledge Agreement and the Subsidiary Stock Pledge Agreement, respectively;

     (E) Copies of all filing receipts or acknowledgments issued by any governmental authority to evidence any filing or recordation necessary to perfect the security interest of Lender in the Collateral under this Agreement and the Security Documents as well as written reports of examinations of the public records of such filing offices indicating that there are no other Liens of record covering any of the Collateral covered by this Agreement or such Security Documents (except Permitted Liens);

     (F) A copy of the Articles (or Certificate) of Incorporation of Borrower and each of its Subsidiaries, and all amendments thereto, certified by the Secretary of State or other appropriate official of its jurisdiction of incorporation;

     (G) Good standing certificates for Borrower and each of its Subsidiaries, issued by the Secretary of State or other appropriate official of such Person's jurisdiction of incorporation and each jurisdiction where the conduct of such Person's business activities or the ownership of its Properties necessitates qualification;

     (H) Closing certificates of Borrower and each of its Subsidiaries in the forms of Exhibits G-1 and G-2 attached hereto, respectively, duly completed and executed by them;

     (I) An opinion of counsel for the Credit Parties in the form of Exhibits J attached hereto (subject to such changes therein as may be acceptable to Lender);

     (J) If needed, one or more duly executed written agreements establishing the Collection Account with one or more financial institutions acceptable to Lender for the collection or servicing of the Accounts, together with such lockbox or pledged account agreements as may be required by Lender;

     (K) The initial monthly reports regarding Borrower's Eligible Accounts as required under Section 5.2 hereof; and

     (L) Such other documents, instruments and agreements as Lender shall reasonably request in connection with the foregoing matters.

     10.2. OTHER CONDITIONS. The following conditions shall have been and shall continue to be satisfied, in the sole discretion of Lender:

     (A) No Default or Event of Default shall exist;

     (B) Each of the conditions precedent set forth in the other Loan Documents shall have been satisfied;

     (C) Since December 31, 1996, there shall not have occurred any material adverse change in the business, financial condition or results of operations of Borrower or its Subsidiaries, or the existence or value of any Collateral, or any event, condition or state of facts which would reasonably be expected materially and adversely to affect the business, financial condition or results of operations of Borrower or its Subsidiaries; and

     (E) No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of this Agreement or the consummation of the transactions contemplated thereby or hereby or which, in Lender's sole discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement or any of the other Loan Documents.

SECTION 11.  EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT

     11.1. EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute an "Event of Default":

     (A) Payment of Obligations. Borrower shall fail to pay any of the Obligations on the due date thereof (whether due at stated maturity, on demand, upon acceleration or otherwise), and, in the case of any failure to pay any interest or fees, the continuation of such failure for five (5) days after the due date of such payment.

     (B) Misrepresentations. Any warranty, representation, or other statement made or furnished to Lender by or on behalf of any Credit Party or in any instrument, certificate or financial statement furnished in compliance with or in reference to this Agreement or any of the other Loan Documents proves to have been false or misleading in any material respect when made or furnished.

     (C) Breach of Covenants. Borrower shall fail or neglect to perform, keep or observe (i) any covenant contained in Sections 4.3, 4.4, 4.5, 5.4, 7.4, 9.1(C), 9.2 or 9.3 of this Agreement or (ii) any other covenant contained in this Agreement (other than a covenant a default in the performance or observance of which is dealt with specifically elsewhere in this Section 11.1) and the breach of such other covenant is not cured to Lender's satisfaction within thirty (30) days after the sooner to occur of Borrower's receipt of notice of such breach from Lender or the date on which such failure or neglect becomes known to any officer of Borrower.

     (D) Default Under Other Agreements. Any event of default shall occur under, or any Credit Party shall default in the performance or observance of any term, covenant, condition or agreement contained in, any of the Other Agreements executed by such Person and such default shall continue beyond any applicable period of grace.

     (E) Default Under Security Documents. Any event of default shall occur under, or any Credit Party shall default in the performance or observance of any term, covenant, condition or agreement contained in, any of the Security Documents executed by such Person and such default shall continue beyond any applicable period of grace.

     (F) Other Defaults. There shall occur any default or event of default on the part of Borrower or any of its Subsidiaries (including specifically, but without limitation, due to non-payment) under any agreement, document or instrument to which such Person is a party or by which such Person or any of its Property is bound, creating or relating to any Indebtedness if the payment or maturity of such Indebtedness is accelerated in consequence of such event of default or demand for payment of such Indebtedness is made and the amount at issue exceeds $500,000.

     (G) Uninsured Losses; Unauthorized Dispositions. Any material loss, theft, damage or destruction not fully covered by insurance (as required by this Agreement or any other applicable Security Document and subject to such deductibles as contained in such policies), or sale, lease or encumbrance of any of the Collateral or the making of any levy, seizure, or attachment thereof or thereon except in all cases as may be specifically permitted by other provisions of this Agreement or any other applicable Security Document.

     (H) RICO Violations; Forfeitures. Borrower or any of its Subsidiaries shall have been indicted or convicted or shall have pleaded guilty or nolo contendere to any charge that such Person has violated the Federal Money Laundering Control Act, the Controlled Substances Act, the Currency and Foreign Transactions Reporting Act or any other federal, state or local drug, controlled substances, money laundering, currency reporting, racketeering, or racketeering-influenced-and-corrupt organization statute or regulation or any other similar federal, state or local forfeiture statute (including, without limitation, 18 U.S.C. Section 1963).

     (I) Insolvency, etc. (i) Borrower shall cease to be Solvent or (ii) Borrower or any of its Subsidiaries shall suffer the appointment of a receiver, trustee, custodian or similar fiduciary, or shall make an assignment for the benefit of creditors, or any petition for an order for relief shall be filed by or against such Person under the Bankruptcy Code (and, if against such Person, the continuation of such proceeding for more than forty-five (45) days), or Borrower or any of its Subsidiaries shall make any offer of settlement, extension or composition to its unsecured creditors generally.

     (J) Business Disruption; Condemnation. There shall occur a cessation of a substantial part of the business of any Credit Party for a period which significantly affects such Credit Party's capacity to continue its business, on a profitable basis; or any Credit Party shall suffer the loss or revocation of any governmental license or permit now held or hereafter acquired by such Credit Party which is necessary to the continued or lawful operation of its business; or any Credit Party shall be enjoined, restrained or in any way prevented by court, governmental or administrative order from conducting all or any material part of its business affairs; or any material lease or agreement pursuant to which any Credit Party leases, uses or occupies any Property shall be cancelled or terminated prior to the expiration of its stated term; or any material part of the Collateral shall be taken through condemnation or the value of such Property shall be impaired through condemnation unless said proceeds are remitted to Lender.

     (K) ERISA. A Reportable Event shall occur which Lender, in its discretion, shall determine in good faith constitutes grounds for the termination by the Pension Benefit Guaranty Corporation of any Plan or for the appointment by the appropriate United States district court of a trustee for any Plan, or if any Plan shall be terminated or any such trustee shall be requested or appointed, or if Borrower or any of its Subsidiaries is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan resulting from such Person's complete or partial withdrawal from such Plan.

     (L) Litigation. Any of the Credit Parties shall challenge or contest in any action, suit or proceeding the validity or enforceability of this Agreement or any of the other Loan Documents, the legality or enforceability of any of the Obligations or the perfection or priority of any Lien granted to Lender.

     (M) Repudiation of or Default Under Loan Documents. Any of the Subsidiaries or the Principals shall revoke or terminate any of the Loan Documents executed by such Person or shall repudiate such Person's liability thereunder or shall be in default under the terms thereof.

     (N) Change in Control. Any acquisition after the date of this Agreement by any Person or by any two or more such Persons acting in concert of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Commission under the Securities Exchange Act of 1934) of either twenty-five percent (25%) or more of the outstanding Voting Stock of Borrower or the power to direct or cause the direction of the management and policies of Borrower whether through the ownership of voting securities, by contract, or otherwise.

     (O) Material Adverse Change. Any material adverse change shall occur in Borrower's financial condition or means or ability to pay the Obligations.

     11.2. ACCELERATION OF THE OBLIGATIONS. Upon and after the occurrence of an Event of Default as above provided, all or any portion of the Obligations due or to become due from Borrower to Lender, whether under this Agreement, or any of the other Loan Documents or otherwise, shall, at the option of Lender and without notice or demand by Lender, become at once due and payable and Borrower shall forthwith pay to Lender, in addition to any and all sums and charges due, the entire principal of and interest accrued on the Obligations, but the Obligations shall become immediately and automatically due and payable (and the Revolving Credit Facility shall immediately and automatically terminate) without the necessity of any action or notice by Lender upon the occurrence of an Event of Default under Section 11.1(I)(ii) above.

     11.3. REMEDIES. Upon and after the occurrence of an Event of Default, Lender shall have and may exercise from time to time the following rights and remedies:

     (A) All of the rights and remedies of a secured party under the Code or under other applicable law, and all other legal and equitable rights to which Lender may be entitled, all of which rights and remedies shall be cumulative, and none of which shall be exclusive, and shall be in addition to any other rights or remedies contained in this Agreement or any of the other Loan Documents.

     (B) The right to take immediate possession of the Collateral covered by
Section 5.1, and (i) to require Borrower to assemble such Collateral, at Borrower's expense, and make it available to Lender at a place designated by Lender which is reasonably convenient to both parties, and (ii) to enter any of the premises of Borrower or wherever any of such Collateral shall be located, and to keep and store the same on said premises until sold (and if said premises be the Property of Borrower, Borrower agrees not to charge Lender for storage thereof).

     (C) The right to notify Account Debtors that the Accounts have been assigned to Lender hereunder and to collect the Accounts directly in its own name or in Borrower's name (but Lender shall have no duty to protect, insure, collect or realize upon the Accounts or to preserve them).

     (D) The right to sell or otherwise dispose of all or any Inventory or Equipment in its then condition, or after any further manufacturing or processing thereof, at public or private sale or sales, with such notice as may be required by law, in lots or in bulk, for cash or on credit, all as Lender, in its sole discretion, may deem advisable. Borrower agrees that ten (10) days written notice to Borrower of any public or private sale or other disposition of such Collateral shall be reasonable notice thereof, and such sale shall be at such locations as Lender may designate in said notice. Lender shall have the right to conduct such sales on Borrower's premises, without charge therefor, and such sales may be adjourned from time to time in accordance with applicable law. Lender shall have the right to sell, lease or otherwise dispose of such Collateral, or any part thereof, for cash, credit or any combination thereof, and Lender may purchase all or any part of such Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Obligations.

     (E) Lender is hereby granted a license or other right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, tradenames, trademarks and advertising matter, or any Property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to Lender's benefit.

     (F) The proceeds realized from the sale of any Collateral covered by
Section 4.1 hereof may be applied, after allowing two (2) Business Days for collection, first to the reasonable costs, expenses and attorneys' fees and expenses incurred by Lender for collection and for acquisition, completion, protection, removal, storage, sale and delivery of the Collateral; secondly, to interest due upon any of the Obligations; and thirdly, to the principal of the Obligations. If any deficiency shall arise, Borrower shall remain liable to Lender therefor; and any surplus shall be paid to Borrower.

     (G) Lender may, without notice or demand of any kind, hold and set-off against such of the Obligations (whether matured or unmatured) as Lender may elect, any balance or amount to the credit of Borrower in any deposit, agency, reserve, holdback or other account of any nature whatsoever which may be now or hereafter maintained by or on behalf of Borrower with Lender in any of its offices, regardless of whether such accounts are general or special and regardless of whether such accounts are individual or joint, and each Participating Lender also may exercise all rights of set-off with respect to such Participating Lender's interest in the Obligations as if such Participating Lender were a holder of direct debt obligations hereunder in the amount of such interest.

     (H) Lender may, by written notice to Borrower, require that Borrower immediately pay to Lender an amount of immediately available funds equal to the aggregate Stated Amount of all Letters of Credit then outstanding and the funds so paid by Borrower shall be deposited by Lender in a trust or collateral account with Lender for which Lender shall have the sole power of access, investment and withdrawal, and such funds shall be applied by Lender at such times and from time to time to satisfy Borrower's reimbursement obligations with respect to the Letters of Credit, and Borrower hereby pledges, assigns and grants to Lender a first-priority security interest in and Lien on such account and any and all such funds deposited therein and the proceeds thereof as collateral for the Obligations (and upon the termination of this Agreement, the expiration or release of all of the Letters of Credit, and the payment in full of all of the Obligations, any remaining surplus of such funds shall be paid by Lender to Borrower, but Lender shall have no obligation or responsibility to invest any such funds or to pay interest thereon, and Lender shall have no liability to Borrower for any investment loss resulting from any investment of such funds by Lender in its discretion if such funds are invested in investments of any of the following types: (i) commercial paper, banker's acceptances or certificates of deposit issued by Lender (or its parent holding company) or by any other United States commercial bank or repurchase agreements with Lender or such other banks with respect to obligations described in this clause (i); (ii) obligations of reputable issuers located in the United States which obligations have a short-term rating of A-1 or better by Standard & Poor's Corporation or P-1 by Moody's Investors Service, Inc.; (iii) obligations of the United States government or any agency thereof; (iv) obligations guaranteed by the United States government or any agency thereof (in each case such obligations described in clauses (i), (ii), (iii) and (iv) to be due within one year and one day from the date of acquisition); and (v) shares or obligations of mutual funds or money market funds which in turn invest solely in obligations of the types described in clauses (i), (ii), (iii) and (iv).

     11.4. REMEDIES CUMULATIVE; NO WAIVER. All covenants, conditions, provisions, warranties, guaranties, indemnities, and other undertakings of Borrower contained in this Agreement and the other Loan Documents, or in any document referred to herein or contained in any agreement supplementary hereto or in any schedule given to Lender or contained in any other agreement between Lender and Borrower, heretofore, concurrently, or hereafter entered into, shall be deemed cumulative to and not in derogation or substitution of any of the terms, covenants, conditions, or agreements of Borrower herein contained. The failure or delay of Lender to exercise or enforce any rights, Liens, powers, or remedies hereunder or under any of the aforesaid agreements or other documents or security or Collateral shall not operate as a waiver of such Liens, rights, powers and remedies, but all such Liens, rights, powers, and remedies shall continue in full force and effect until all Loans and all other Obligations owing or to become owing from Borrower to Lender shall have been fully satisfied, and all Liens, rights, powers, and remedies herein provided for are cumulative and none are exclusive.

SECTION 12.  MISCELLANEOUS

     12.1. POWER OF ATTORNEY. Borrower hereby irrevocably designates, makes, constitutes and appoints Lender (and all Persons designated by Lender) as Borrower's true and lawful attorney (and agent-in-fact) and Lender, or Lender's agent, may, without notice to Borrower and in either Borrower's or Lender's name, but at the cost and expense of Borrower:

     (A) At such time or times hereafter as Lender or said agent, in its sole discretion, may determine, endorse Borrower's name on any checks, notes, acceptances, drafts, money orders or any other evidence of payment or proceeds of the Collateral which come into the possession of Lender or under Lender's control; and

     (B) At such time or times upon or after the occurrence and during the continuation of an Event of Default as Lender or its agent in its sole discretion may determine: (i) demand payment of the Accounts from the Account Debtors, enforce payment of the Accounts by legal proceedings or otherwise, and generally exercise all of Borrower's rights and remedies with respect to the collection of the Accounts; (ii) settle, adjust, compromise, discharge or release any of the Accounts or other Collateral or any legal proceedings brought to collect any of the Accounts or other Collateral; (iii) sell or assign any of the Accounts and other Collateral upon such terms, for such amounts and at such time or times as Lender deems advisable; (iv) take control, in any manner, of any item of payment or proceeds relating to any Collateral; (v) prepare, file and sign Borrower's name to a proof of claim in bankruptcy or similar document against any Account Debtor or to any notice of lien, assignment or satisfaction of lien or similar document in connection with any of the Collateral; (vi) receive, open and dispose of all mail addressed to Borrower and to notify postal authorities to change the address for delivery thereof to such address as Lender may designate; (vii) endorse the name of Borrower upon any of the items of payment or proceeds relating to any Collateral and deposit the same to the account of Lender on account of the Obligations; (viii) endorse the name of Borrower upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Accounts, Inventory and any other Collateral; (ix) use Borrower's stationery and sign the name of Borrower to verifications of the Accounts and notices thereof to Account Debtors; (x) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Accounts, Inventory and any other Collateral and to which Borrower has access; (xi) make and adjust claims under policies of insurance; and (xii) do all other acts and things necessary, in Lender's determination, to fulfill Borrower's obligations under this Agreement.

     12.2. INDEMNITY. Borrower hereby agrees to indemnify Lender and hold Lender harmless from and against any liability, loss, damage, suit, action or proceeding ever suffered or incurred by Lender as the result of Borrower's failure to observe, perform or discharge Borrower's duties hereunder. Without limiting the generality of the foregoing, this indemnity shall extend to any claims asserted against Lender by any Person under any Environmental Laws or similar laws by reason of Borrower's or any other Person's failure to comply with laws applicable to solid or hazardous waste materials or other toxic substances. The obligation of Borrower under this Section 12.2 shall survive the payment in full of the Obligations and the termination of this Agreement. Notwithstanding anything herein to the contrary, this indemnity shall not extend to any liability, loss, damage, suit, action or proceeding resulting from the gross negligence or wilful misconduct of Lender.

     12.3. MODIFICATION OF AGREEMENT; SALE OF INTEREST. This Agreement may not be modified, altered or amended, except by an agreement in writing signed by Borrower and Lender. Borrower may not sell, assign or transfer any interest in this Agreement or any of the other Loan Documents, or any portion thereof, including, without limitation, Borrower's rights, title, interests, remedies, powers, and duties hereunder or thereunder. Borrower hereby consents to Lender's participation, sale, assignment, transfer or other disposition, at any time or times hereafter, of this Agreement and any of the other Loan Documents, or of any portion hereof or thereof, including, without limitation, Lender's rights, title, interests, remedies, powers, and duties hereunder or thereunder.

     12.4. REIMBURSEMENT OF EXPENSES. If, at any time or times prior or subsequent to the date hereof, regardless of whether or not an Event of Default then exists or any of the transactions contemplated hereunder are concluded, Lender employs counsel for advice or other representation, or incurs legal expenses or other costs or out-of-pocket expenses in connection with: (A) the negotiation and preparation of this Agreement or any of the other Loan Documents, any amendment, modification, or termination of this Agreement or any of the other Loan Documents; or (B) the administration of this Agreement or any of the other Loan Documents and the transactions contemplated hereby and thereby; or (C) any litigation, contest, dispute, suit, proceeding or action relating to Lender's enforcement of the Loan Documents, collection of the Obligations or realization upon the Collateral; or (D) any other attempt to enforce any rights of Lender against Borrower or any other Person which may be obligated to Lender by virtue of this Agreement or any of the other Loan Documents, including, without limitation, the Account Debtors; or (E) any attempt to inspect, verify, protect, preserve, restore, collect, sell, liquidate or otherwise dispose of or realize upon the Collateral; then, in any such event, the reasonable attorneys' fees arising from such services and all reasonable expenses, costs, charges and other fees of such counsel or of Lender or relating to any of the events or actions described in this Section shall be payable, on demand, by Borrower to Lender and shall be additional Obligations hereunder secured by the Collateral. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include accountants, fees, costs and expenses; court costs and expenses; photocopying and duplicating expenses; court reporter fees, costs and expenses; long distance telephone charges; facsimile charges, air express charges; telegram charges; secretarial over-time charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal services. Additionally, if any taxes (excluding taxes imposed upon or measured by the net income of Lender) shall be payable on account of the execution or delivery of this Agreement, or the execution, delivery, issuance or recording of any of the other Loan Documents, or the creation of any of the Obligations hereunder, by reason of any existing or hereafter enacted federal or state statute, Borrower will pay all such taxes, including, but not limited to, any interest and penalties thereon, and will indemnify and hold Lender harmless from and against liability in connection therewith.

     12.5. INDULGENCES NOT WAIVERS. Lender's failure, at any time or times hereafter, to require strict performance by Borrower of any provision of this Agreement shall not waive, affect or diminish any right of Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver by Lender of an Event of Default by Borrower under this Agreement or any of the other Loan Documents shall not suspend, waive or affect any other Event of Default by Borrower under this Agreement or any of the other Loan Documents, whether the same is prior or subsequent thereto and whether of the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of Borrower contained in this Agreement or any of the other Loan Documents and no Event of Default by Borrower under this Agreement or any of the other Loan Documents shall be deemed to have been suspended or waived by Lender, unless such suspension or waiver is by an instrument in writing specifying such suspension or waiver and is signed by a duly authorized representative of Lender and directed to Borrower.

     12.6. SEVERABILITY. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     12.7. SUCCESSORS AND ASSIGNS. This Agreement, the Other Agreements and the Security Documents shall be binding upon and inure to the benefit of the successors and assigns of Borrower and Lender. This provision, however, shall not be deemed to modify Section 12.3 hereof.

     12.8. CUMULATIVE EFFECT; CONFLICT OF TERMS. The provisions of the Other Agreements and the Security Documents are hereby made cumulative with the provisions of this Agreement. Except as otherwise provided in Section 3.3 of this Agreement and except as otherwise provided in any of the other Loan Documents by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in direct conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

     12.9. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

     12.10. NOTICE. Except as otherwise provided herein, all notices, requests and demands to or upon a party hereto to be effective shall be in writing (and, if sent by mail, shall be sent by certified or registered mail, return receipt requested) and, unless otherwise expressly provided herein, shall be deemed to have been validly served, given or delivered when delivered against receipt or two (2) Business Days after deposit in the mail, postage prepaid, or, in the case of telecopy notice, when the receipt is confirmed by a representative of such party, addressed as follows:


     (A)  If to Lender:    National Bank of Canada
                           Suite 800
                           200 Galleria Parkway
                           Atlanta, Georgia  30339
                           Attn: Mr. William L. Benning,
                                 Vice President
                           Telecopy: (770) 980-9531

     (B)  If to Borrower:  Simione Central Holdings, Inc.
                           6600 Powers Ferry Road
                           Atlanta, Georgia  30339
                           Attn: James R. Henderson
                           Telecopy: (770) 644-6559


or to such other address as each party may designate for itself by like notice given in accordance with this Section 12.10; provided, however, that any notice, request or demand to or upon Lender pursuant to Sections 2.2, 3.1 or
3.2 shall not be effective until received by Lender.

     12.11. LENDER'S CONSENT. Whenever Lender's consent is required to be obtained under this Agreement, any of the Other Agreements or any of the Security Documents as a condition to any action, inaction, condition or event, Lender shall be authorized to give or withhold such consent in its sole and absolute discretion and to condition its consent upon the giving of additional collateral security for the Obligations, the payment of money or any other matter.

     12.12. DEMAND OBLIGATIONS. Nothing in this Agreement shall affect or abrogate the demand nature of any portion of the Obligations expressly made payable on demand by this Agreement or by any instrument evidencing or securing same, and the occurrence of an Event of Default shall not be a prerequisite for Lender's requiring payment of such Obligations.

     12.13. TIME OF ESSENCE. Time is of the essence of this Agreement, the Other Agreements and the Security Documents.

     12.14. ENTIRE AGREEMENT. This Agreement and the other Loan Documents, together with all other instruments, agreements and certificates executed by the parties in connection therewith or with reference thereto, embody the entire understanding and agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and inducements, whether express or implied, oral or written.

     12.15. PUBLIC ANNOUNCEMENT. In the event the Loans are closed in accordance with the terms of this Agreement, Lender may publicly announce such transactions to the news media by publishing a "tombstone" or other appropriate announcement at Lender's expense, provided that Borrower's prior approval of each such announcement is obtained by Lender, and Borrower agrees that such approval shall not be unreasonably withheld by Borrower.

     12.16. GOVERNING LAW; CONSENT TO FORUM. THIS AGREEMENT HAS BEEN NEGOTIATED, EXECUTED AND DELIVERED AT AND SHALL BE DEEMED TO HAVE BEEN MADE IN ATLANTA, GEORGIA. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA; PROVIDED, HOWEVER, THAT IF ANY OF THE COLLATERAL SHALL BE LOCATED IN ANY JURISDICTION OTHER THAN GEORGIA, THE LAWS OF SUCH JURISDICTION SHALL GOVERN THE METHOD, MANNER AND PROCEDURE FOR FORECLOSURE OF LENDER'S LIEN UPON SUCH COLLATERAL AND THE ENFORCEMENT OF LENDER'S OTHER REMEDIES IN RESPECT OF SUCH COLLATERAL TO THE EXTENT THAT THE LAWS OF SUCH JURISDICTION ARE DIFFERENT FROM OR INCONSISTENT WITH THE LAWS OF GEORGIA. AS PART OF THE CONSIDERATION FOR NEW VALUE THIS DAY RECEIVED, BORROWER HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN FULTON OR COBB COUNTY OF THE STATE OF GEORGIA AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY CERTIFIED OR REGISTERED MAIL DIRECTED TO BORROWER AT THE ADDRESS STATED IN SECTION 13.10 HEREOF AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT THEREOF. BORROWER WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED AGAINST IT AS PROVIDED HEREIN AND AGREES NOT TO ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE.

     12.17. WAIVERS BY BORROWER. EXCEPT AS OTHERWISE PROVIDED FOR IN THIS AGREEMENT, BORROWER WAIVES (i) TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, THE RIGHT TO TRIAL BY JURY (WHICH LENDER HEREBY ALSO WAIVES) IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO ANY OF THE LOAN DOCUMENTS, THE OBLIGATIONS OR THE COLLATERAL; (ii) PRESENTMENT, DEMAND AND PROTEST AND NOTICE OF PRESENTMENT, PROTEST, DEFAULT, NON-PAYMENT, MATURITY, RELEASE,

COMPROMISE, SETTLEMENT, EXTENSION OR RENEWAL OF ANY OR ALL COMMERCIAL PAPER, ACCOUNTS, CONTRACT RIGHTS, DOCUMENTS, INSTRUMENTS, CHATTEL PAPER AND GUARANTIES AT ANY TIME HELD BY LENDER ON WHICH BORROWER MAY IN ANY WAY BE LIABLE AND HEREBY RATIFIES AND CONFIRMS WHATEVER LENDER MAY DO IN THIS REGARD; (iii) NOTICE PRIOR TO TAKING POSSESSION OR CONTROL OF THE COLLATERAL OR ANY BOND OR SECURITY WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING LENDER TO EXERCISE ANY OF LENDER'S REMEDIES, INCLUDING THE ISSUANCE OF AN IMMEDIATE WRIT OF POSSESSION; (iv) THE BENEFIT OF ALL VALUATION, APPRAISEMENT AND EXEMPTION LAWS; AND (v) ANY RIGHT BORROWER MAY HAVE UPON PAYMENT IN FULL OF THE OBLIGATIONS TO REQUIRE LENDER TO TERMINATE ITS SECURITY INTEREST IN THE COLLATERAL OR IN ANY OTHER PROPERTY OF BORROWER UNTIL TERMINATION OF THIS AGREEMENT IN ACCORDANCE WITH ITS TERMS AND THE EXECUTION BY BORROWER, AND BY ANY PERSON WHOSE LOANS TO BORROWER ARE USED IN WHOLE OR IN PART TO SATISFY THE OBLIGATIONS, OF AN AGREEMENT INDEMNIFYING LENDER FROM ANY LOSS OR DAMAGE LENDER MAY INCUR AS THE RESULT OF DISHONORED CHECKS OR OTHER ITEMS OF PAYMENT RECEIVED BY LENDER FROM BORROWER OR ANY ACCOUNT DEBTOR AND APPLIED TO THE OBLIGATIONS.

     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto in Atlanta, Georgia, on the day and year specified at the beginning hereof.


                                         BORROWER:
(CORPORATE SEAL)
                                         SIMIONE CENTRAL HOLDINGS, INC.
ATTEST:



                                         By:
------------------------                    ------------------------------------
Secretary                                   President




                                         LENDER:

                                         NATIONAL BANK OF CANADA



                                         By:
                                            ------------------------------------
                                            Vice President